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AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 27, 2004.

REGISTRATION NO. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CRIIMI MAE INC.
(Exact name of registrant as specified in its charter)

MARYLAND (State or other jurisdiction of incorporation or organization)	52-1622022 (I.R.S. Employer Identification No.)

11200 ROCKVILLE PIKE
ROCKVILLE, MARYLAND 20852
(301) 816-2300
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

BARRY S. BLATTMAN
CHAIRMAN OF THE BOARD
MARK R. JARRELL
PRESIDENT
11200 ROCKVILLE PIKE
ROCKVILLE, MARYLAND 20852
(301) 816-2300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPY TO:

BRUCE S. MENDELSOHN AKIN GUMP STRAUSS HAUER & FELD LLP ROBERT S. STRAUSS BUILDING 1333 NEW HAMPSHIRE AVENUE, N.W. WASHINGTON, D.C. 20036 (202) 887-4000	KIM E. RAMSEY AKIN GUMP STRAUSS HAUER & FELD LLP 1500 BANK OF AMERICA PLAZA 300 CONVENT STREET SAN ANTONIO, TEXAS 78205 (210) 281-7000

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by the Registrant

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Unit(2)(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee

Debt Securities, Preferred Stock, Warrants, Common Stock	$200,000,000	100%	$200,000,000	$16,180

(1)
Such indeterminate number or amount of debt securities, preferred stock, warrants or common stock of CRIIMI MAE Inc. as may from time to time be issued at indeterminate prices.

(2)
Such indeterminate number of shares of common stock, preferred stock, and warrants with respect thereto and such indeterminate principal amount of senior notes and subordinated notes as may from time to time be issued at indeterminate prices.

(3)
Estimated solely for the purpose of calculating the registration fee under the Securities Act of 1933, as amended.

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject To Completion, Dated January 27, 2004

PROSPECTUS

[CRIIMI MAE LOGO]

$200,000,000

CRIIMI MAE INC.

COMMON STOCK, PREFERRED STOCK, DEBT SECURITIES AND WARRANTS

        We may offer, issue and sell from time to time, together or separately, our debt securities, which may be senior debt securities or subordinated debt securities; shares of our preferred stock, which we may issue in one or more series; shares of our common stock; or warrants to purchase debt or equity securities, at an aggregate initial offering price which will not exceed $200,000,000.

        We will provide the specific terms of these securities in supplements to this prospectus. We may describe the terms of these securities in a term sheet which will precede the prospectus supplement. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

        THIS PROSPECTUS MAY NOT BE USED TO SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

        We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see "Plan of Distribution" in this prospectus.

        An investment in our Company involves a high degree of risk. You should carefully consider the risk factors contained in any prospectus supplement, together with the other information contained in this prospectus, before buying any of the securities offered hereby. Risk factors are also contained in our SEC reports, primarily in our Annual Report on Form 10-K. In connection with the forward-looking statements that appear in this prospectus, you should also carefully review the cautionary statement referred to under "Cautionary Statement Regarding Forward-Looking Statements."

        Our common stock is listed on the New York Stock Exchange under the trading symbol "CMM" and our Series B Cumulative Convertible Preferred Stock is listed on the New York Stock Exchange under the trading symbol "CMM-PrB". Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                        , 2004

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
CRIIMI MAE INC.
USE OF PROCEEDS
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS AND RATIO OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF CAPITAL STOCK
DESCRIPTION OF WARRANTS
IMPORTANT PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS
FEDERAL INCOME TAX CONSIDERATIONS
ERISA CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS

        Unless otherwise stated or the context otherwise requires, references in this prospectus to "CRIIMI MAE," "we," "our," and "us" refer to CRIIMI MAE Inc. and its direct and indirect subsidiaries.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus, in one or more offerings up to a total dollar amount of $200,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities under this prospectus, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        You should rely on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

        You should assume that the information in this prospectus is accurate as of the date of the prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

        This prospectus contains summary descriptions of the debt securities, common stock, preferred stock and warrants that we may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will be described in the related prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings can be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available over the Internet at the SEC's website at http://www.sec.gov. Our common stock is listed and traded on the New York Stock Exchange under the trading symbol "CMM." Our reports, proxy statements and other information can also be read at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

        The SEC allows "incorporation by reference" into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus and any information filed by us with the SEC subsequent to the date of this prospectus will automatically be deemed to update and supersede this information. We incorporate by reference the following documents which we have already filed with the SEC:

  •
  Annual Report on Form 10-K for the year ended December 31, 2002.

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  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003, and September 30, 2003.

  •
  Proxy Statement for the Annual Meeting of Shareholders held on May 15, 2003.

  •
  Current Reports on Form 8-K filed on January 6, 2003, January 17, 2003, January 30, 2003, March 6, 2003, March 28, 2003, May 19, 2003, June 3, 2003, August 14, 2003, September 5, 2003, October 16, 2003, October 30, 2003, November 12, 2003, December 19, 2003, January 12, 2004 and January 23, 2004.

  •
  Registration Statement on Form 8-A filed on October 16, 1989, which contains a description of the terms of our common stock, as well as any amendment or report filed later for the purpose of updating such description.

  •
  Registration Statement on Form 8-B filed on October 27, 1993.

  •
  Registration Statement on Form 8-A filed on January 25, 2002, which contains a description of the terms of the preferred stock purchase rights associated with our common stock, as well as any amendment or report filed later for the purpose of updating such description.

  •
  Registration Statement on Form 8-A/A filed on June 13, 2002, which amends the description of the terms of the preferred stock purchase rights associated with our common stock.

  •
  Registration Statement on form 8-A/A filed on January 6, 2003, relating to a determination made by our board with respect to the application of certain terms of the rights agreement pertaining to the preferred stock purchase rights associated with our common stock, pursuant to authority granted to the board under the terms of the rights agreement.

        Whenever after the date of this prospectus we file reports or documents under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, those reports and documents will be deemed to be a part of this prospectus from the time they are filed. Any statement made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We will provide without charge, upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. Requests should be directed to CRIIMI MAE Inc., 11200 Rockville Pike, Rockville, Maryland 20852 (telephone number (301) 816-2300).

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, among other things, the operating performance of our investments and financing needs. Forward-looking statements are generally identifiable by use of forward-looking terminology such as "may," "will," "should," "potential," "intend," "expect," "endeavor," "seek," "anticipate," "estimate," "overestimate," "underestimate," "believe," "could," "project," "predict," "continue" or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results in future periods to differ materially from forecasted results. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to, the introduction, success and timing of our business plans, initiatives and strategies; changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in the value of our assets; terrorist activities and international hostilities, which may adversely affect the general economy, financial and capital markets, the real estate industry and CRIIMI MAE; the ability to attract and retain qualified personnel; risks associated with substantial indebtedness; impairments in the value of the collateral underlying our commercial mortgage-backed securities; legislative/regulatory changes; the availability and cost of capital; competition within the finance and real estate industries; and other risks detailed from time to time in our SEC reports. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our management's views as of the date of this prospectus. The factors noted above could cause our actual results to differ significantly from those contained in any forward-looking statement.

        Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

CRIIMI MAE INC.

        CRIIMI MAE Inc. is a commercial mortgage company structured as a self-administered real estate investment trust, or "REIT." We own and manage a significant portfolio of commercial mortgage-related assets. A substantial portion of our assets are non-investment grade (rated below BBB- or unrated) commercial mortgage-backed securities, or "subordinated CMBS." These subordinated CMBS are ultimately backed by pools of commercial mortgage loans secured by hotel, multifamily, retail and other commercial real estate. Our assets also include government-insured mortgage-backed securities and a limited number of other assets. We provide certain commercial mortgage servicing functions including special servicing functions for the commercial mortgage loans underlying our subordinated CMBS.

        Our strategy is to capitalize on our core strengths in real estate and mortgage finance and our underwriting and special servicing experience to structure and make primarily non investment grade commercial real estate-related investments designed to maximize net interest margin, support our liquidity needs and earn attractive returns.

        We are incorporated in Maryland and our address is 11200 Rockville Pike, Rockville, Maryland 20852. Our Internet address is www.criimimaeinc.com. The information on our website is not part of this prospectus and is not incorporated in this prospectus by reference. We are not a government sponsored entity or in any way affiliated with the United States government or any United States government agency.

USE OF PROCEEDS

        Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any offering of securities to invest in real estate-related assets, to repay debt and/or for working capital and general corporate purposes. We will have significant discretion in the use of any net proceeds. The net proceeds may be invested temporarily in interest-bearing accounts and short-term interest-bearing securities that are consistent with our qualification as a REIT until they are used for their stated purpose. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK
DIVIDENDS AND RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to combined fixed charges and preferred share dividends and our ratio of earnings to fixed charges for each of the periods indicated:

		YEAR ENDED DECEMBER 31,
	NINE MONTHS ENDED SEPTEMBER 30, 2003
		2002	2001	2000	1999	1998
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	N/A	N/A	N/A	N/A	N/A	1.3
Ratio of Earnings to Fixed Charges	N/A	N/A	N/A	N/A	N/A	1.4

        For purposes of calculating these ratios, earnings consist of income from continuing operations before income taxes and income (loss) from equity investments plus fixed charges and distributed income of equity investees. Fixed charges consist of interest expense and preferred stock dividends of consolidated subsidiaries. For the nine months ended September 30, 2003 and years ended December 31, 2002, 2001, 2000 and 1999, earnings were insufficient to cover fixed charges by $0.1 million, $42.8 million, $13.9 million, $147.4 million and $119.0 million, respectively. For the nine months ended September 30, 2003 and the years ended December 31, 2002, 2001, 2000 and 1999, earnings were insufficient to cover combined fixed charges and preferred stock dividends by $5.3 million, $52.2 million, $22.0 million, $154.3 million and $124.9 million, respectively. A number of financial statement items affect these ratios, such as impairment on our subordinated CMBS, reorganization items and gain on extinguishment of debt. These items are discussed in our SEC reports.

DESCRIPTION OF DEBT SECURITIES

        As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities or subordinated debt securities. Senior debt securities will be issued under a "Senior Indenture" and subordinated debt securities will be issued under a "Subordinated Indenture." This prospectus sometimes refers to the Senior Indenture and the Subordinated Indenture collectively as the "Indentures." The trustee under an Indenture will be named in the applicable prospectus supplement.

        The forms of Indentures are filed as exhibits to the registration statement of which this prospectus forms a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Indentures (and any amendments or supplements we may enter into from time to time which are permitted under each Indenture) and the debt securities, including the definitions therein of certain terms.

GENERAL

        Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of CRIIMI MAE Inc. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

        The Indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture.

        Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

  •
  the title of the debt securities and whether they are subordinated debt securities or senior debt securities;

  •
  any limit on the aggregate principal amount of the debt securities;

  •
  the ability to issue additional debt securities of the same series;

  •
  the price or prices at which we will sell the debt securities;

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  the maturity date or dates of the debt securities;

  •
  the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

  •
  the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

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  in the case of discount debt securities, the rate of accretion of principal, which may be fixed or variable, or the method of determining such rate, and the date or dates from which principal will accrete or the method by which such date or dates will be determined;

  •
  the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

  •
  whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

  •
  the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

  •
  the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the Indenture;

  •
  if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

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  our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

  •
  the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

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  the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;

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  provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

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  any deletions from, modifications of or additions to the Events of Default or our covenants with respect to the applicable series of debt securities, and whether or not such Events of Default or covenants are consistent with those contained in the applicable Indenture;

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  any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

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  the application, if any, of the terms of the Indenture relating to legal defeasance and covenant defeasance (which terms are described below) to the debt securities;

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  whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

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  the terms, if any, upon which the holders may convert or exchange (or upon which we may require the holders to convert or exchange) the debt securities into or for our common stock, preferred stock or other securities or property (or upon which such debt securities shall automatically convert or be exchanged into or for such other securities or property);

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  whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

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  any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an Event of Default;

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  the depositary for global or certificated debt securities;

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  any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

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  any other terms of the debt securities not inconsistent with the provisions of the Indentures, as amended or supplemented;

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  to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

  •
  if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

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  the collateral, if any, securing such debt securities, and the guarantors, if any, who will guarantee such debt securities, or the methods of determining such collateral, if any, and such guarantors, if any;

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  the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount; and

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  if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined).

        Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

        Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons.

        Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

SUBORDINATION

        The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any Senior Indebtedness on the terms set forth below:

        Under the Subordinated Indenture, "Senior Indebtedness" means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the Subordinated Indenture or thereafter incurred or created:

  •
  the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by us (including all mandatory obligations under repurchase agreements for the payment of the repurchase price for the securities purchased pursuant thereto);

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  all of our capital lease obligations;

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  any of our obligations as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles;

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  all of our obligations for the reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction;

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  all of our obligations in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

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  all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

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  all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

        However, Senior Indebtedness does not include:

  •
  any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

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  any of our indebtedness in respect of the subordinated debt securities;

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  any indebtedness or liability for compensation to employees, for goods or materials purchased in the ordinary course of business or for services;

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  any of our indebtedness to any subsidiary; and

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  any liability for federal, state, local or other taxes owed or owing by us.

        Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

        If we default in the payment of any principal of (or premium, if any) or interest on any Senior Indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

        In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

        If any of the following events occurs, we will pay in full all Senior Indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

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  any dissolution or winding-up or liquidation or reorganization of CRIIMI MAE (or relating to our property), whether voluntary or involuntary or in bankruptcy, insolvency or receivership;

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  any general assignment by us for the benefit of creditors; or

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  any other marshaling of our assets or liabilities.

        In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the Subordinated Indenture and before all the Senior Indebtedness has been paid in full, such payment or distribution or security will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the Senior Indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full.

        The Subordinated Indenture does not limit the issuance of additional Senior Indebtedness.

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

        We may not merge with or into or consolidate with another corporation or sell, assign, transfer, lease or convey all or substantially all of our properties and assets to, any other corporation other than a direct or indirect wholly owned subsidiary of ours, and no corporation may merge with or into or consolidate with us or, except for any direct or indirect wholly owned subsidiary of ours, sell, assign, transfer, lease or convey all or substantially all of its properties and assets to us, unless:

  •
  we are the surviving corporation or the corporation formed by or surviving such merger or consolidation or to which such sale, assignment, transfer, lease or conveyance has been made, if other than us, has expressly assumed by supplemental indenture all of our obligations under the applicable Indenture;

  •
  immediately after giving effect to such transaction, no default or Event of Default has occurred and is continuing; and

  •
  we deliver to the trustee an officers' certificate and an opinion of counsel, each stating that the supplemental indenture complies with the applicable Indenture.

EVENTS OF DEFAULT, NOTICE AND WAIVER

        Unless an accompanying prospectus supplement states otherwise, the following shall constitute "Events of Default" under the Indentures with respect to each series of debt securities:

  •
  our failure to pay any interest on any debt security of such series when due and payable, continued for 30 days;

  •
  our failure to pay principal (or premium, if any) on any debt security of such series when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise, or is required by any sinking fund established with respect to such series;

  •
  our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 60 days after we receive notice of such failure;

  •
  certain events of bankruptcy, insolvency or reorganization of CRIIMI MAE; and

  •
  any other Event of Default provided with respect to securities of that series.

        If an Event of Default with respect to any debt securities of any series outstanding under an Indenture shall occur and be continuing, the trustee under such Indenture or the holders of at least 25% in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable Indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an Event of Default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

        Any past default under either Indenture with respect to debt securities of any series, and any Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such Indenture, except in the case of (i) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each outstanding debt security of such series affected.

        The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

        The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the Indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either Indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable Indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

        No holder of a debt security of any series may institute any action against us under either of the Indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (i) the holder has given to the trustee written notice of an Event of Default and of the continuance thereof with respect to the debt securities of such series specifying an Event of Default, as required under the applicable Indenture, (ii) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such Indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (iii) the trustee shall not have instituted such action within 60 days of such request and (iv) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series.

        We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each Indenture.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

        We may discharge or defease our obligations under the Indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

        We may discharge certain obligations to holders of any series of debt securities issued under either the Senior Indenture or the Subordinated Indenture which have not already been delivered to the trustee for cancellation and which have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we have paid all other sums payable under the applicable indenture.

        If indicated in the applicable prospectus supplement, we may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except as otherwise provided in the relevant Indenture) ("legal defeasance") or (ii) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series ("covenant defeasance"), upon the deposit with the relevant Indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant Indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

        We may exercise our legal defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

MODIFICATION AND WAIVER

        Under each Indenture, we and the applicable trustee may supplement the Indenture for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the Indenture or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the Indenture. However, each Indenture requires the consent of each holder of debt securities that would be affected by any modification which would:

  •
  change the fixed maturity of any debt securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof;

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  reduce the amount of principal of an original issue discount debt security or any other debt security payable upon acceleration of the maturity thereof;

  •
  change the currency in which any debt security or any premium or interest is payable;

  •
  impair the right to enforce any payment on or with respect to any debt security;

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  reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults; or

  •
  modify any of the above provisions.

        Each Indenture permits the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the Indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the Indenture.

PAYMENT AND PAYING AGENTS

        Unless otherwise indicated in the applicable prospectus supplement:

        Payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

        Principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

        A paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

        All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

DENOMINATIONS, REGISTRATIONS AND TRANSFER

        Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder's beneficial interest in the global securities will be shown on the records of DTC or one of its participants and transfers of beneficial interests will only be effected through DTC's or such participant's records.

        A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder's name if:

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  DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Securities Exchange Act of 1934 and no successor depositary has been appointed for 90 days; or

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  we determine, in our sole discretion, that the global security shall be exchangeable.

        If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee's corporate office or at the offices of any paying agent or trustee appointed by us under the applicable Indenture. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

GOVERNING LAW

        Each Indenture and debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to its principles of conflicts of laws.

TRUSTEE

        The trustee under the applicable Indenture will be named in any applicable prospectus supplement.

CONVERSION OR EXCHANGE RIGHTS

        The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder, or at our option. These provisions may allow or require the number of shares of our common stock or other securities to be received by the holders of such series of debt securities to be adjusted.

DESCRIPTION OF CAPITAL STOCK

        The following description of the terms of our capital stock is only a summary. For a complete description, we refer you to the Maryland General Corporation Law, our Articles of Amendment and Restatement, as supplemented through the date hereof (referred to herein as our charter), and our second amended and restated bylaws (referred to herein as "our bylaws"). We have incorporated by reference our charter and bylaws as exhibits to the registration statement of which this prospectus is a part. The following description discusses the general terms of the common stock and preferred stock that we may issue. In addition to the issuance of preferred stock in one or more new series, we could also issue additional shares of our Series B Cumulative Convertible Preferred Stock, the general terms of which are described below. Also described below are the general terms of our other outstanding series of preferred stock.

        The prospectus supplement relating to a particular series of preferred stock will describe certain other terms of such series of preferred stock. If so indicated in the prospectus supplement relating to a particular series of preferred stock, the terms of any such series of preferred stock may differ from the terms set forth below. The description of preferred stock set forth below and the description of the terms of a particular series of preferred stock set forth in the applicable prospectus supplement are not complete and are qualified in their entirety by reference to our charter, particularly to the articles supplementary relating to that series of preferred stock.

GENERAL

        Under our charter we are authorized to issue up to 300,000,000 shares of common stock, $.01 par value per share, and up to 75,000,000 shares of preferred stock, $.01 par value per share. As of the date of this prospectus, 15,446,932 shares of common stock were issued and outstanding, 3,000,000 shares are classified and designated as Series B Cumulative Convertible Preferred Stock, of which shares 1,593,982 were issued and outstanding, 1,610,000 shares are classified and designated as Series F Redeemable Cumulative Dividend Preferred Stock, of which 586,354 shares were issued and outstanding, and 3,760,000 shares are classified and designated as Series G Redeemable Cumulative Dividend Preferred Stock, of which 1,244,656 shares were issued and outstanding. As of the date of this prospectus, there are currently no other classes or series of preferred stock authorized, except our Series H Junior Preferred Stock. See "Description of Capital Stock—Rights Agreement." Under Maryland law, our stockholders generally are not liable for our debts or obligations.

COMMON STOCK

        All outstanding shares of our common stock are duly authorized, fully paid and nonassessable. Holders of our common stock are entitled to receive dividends when authorized by our board of directors out of assets legally available for the payment of dividends. They are also entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our stock and to the provisions of our charter regarding restrictions on transfer of our stock.

        Subject to our charter restrictions on transfer of our stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess the exclusive voting power. There is no cumulative voting in the election of directors, and directors are elected by a plurality of votes cast.

        Holders of our common stock have no preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any of our securities. Subject to our charter restrictions on transfer of stock, all shares of common stock will have equal dividend, liquidation and other rights.

PREFERRED STOCK

        Subject to the express terms of any class or series of capital stock then outstanding, our board of directors may authorize the issuance of preferred stock in one or more series and may determine, with respect to any such series, the powers, preferences and rights of such series, and its qualifications, limitations and restrictions, including, without limitation:

  •
  the number of shares to constitute such series and the designations thereof;

  •
  the voting power, if any, of holders of shares of such series and, if voting power is limited, the circumstances under which such holders may be entitled to vote;

  •
  the rate of dividends, if any, and the extent of further participation in dividend distributions, if any, and whether dividends shall be cumulative or non-cumulative;

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  whether or not such series shall be redeemable, and, if so, the terms and conditions upon which shares of such series shall be redeemable;

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  the extent, if any, to which such series shall have the benefit of any sinking fund provision for the redemption or purchase of shares;

  •
  the rights, if any, of such series, in the event of the dissolution of the corporation, or upon any distribution of the assets of the corporation; and

  •
  whether or not the shares of such series shall be convertible, and, if so, the terms and conditions upon which shares of such series shall be convertible.

        You should refer to the prospectus supplement relating to the series of preferred stock being offered for the specific terms of that series, including:

  •
  the title of the series and the number of shares in the series;

  •
  the price at which the preferred stock will be offered;

  •
  the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will cumulate;

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  the voting rights, if any, of the holders of shares of the preferred stock being offered;

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  the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered;

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  liquidation preference per share;

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  the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

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  the terms and conditions, if applicable, upon which the preferred stock being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

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  any listing of the preferred stock being offered on any securities exchange;

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  a discussion of any material U.S. federal income tax considerations applicable to the preferred stock being offered;

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  the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

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  any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

  •
  any additional rights, preferences, qualifications, limitations and restrictions of the series.

        Upon issuance and payment in full of the purchase price, the shares of preferred stock will be fully paid and nonassessable, which means that its holders will have paid their purchase price in full and we may not require them to pay additional funds. Holders of preferred stock will not have any preemptive rights, except as may be expressly provided in the related articles supplementary.

PREFERRED STOCK DIVIDEND RIGHTS

        Holders of preferred stock will be entitled to receive, when, as and if declared by our board of directors, out of legally available assets, dividends in additional shares of stock or cash at the rates and on the dates set forth in the related articles supplementary and prospectus supplement. Dividend rates may be fixed or variable or both. Different series of preferred stock may be entitled to dividends at different dividend rates or based upon different methods of determination. Each dividend will be payable to the holders of record as they appear on our stock books on record dates determined by the board of directors. Dividends on preferred stock may be cumulative or noncumulative, as specified in the related articles supplementary and prospectus supplement. If the board of directors fails to declare a dividend on any preferred stock for which dividends are noncumulative, then the right to receive that dividend will be lost, and we will have no obligation to pay the dividend for that dividend period, whether or not dividends are declared for any future dividend period.

        No full dividends will be declared or paid on any preferred stock unless full dividends for the dividend period commencing after the immediately preceding dividend payment date and any cumulative dividends still owing have been or contemporaneously are declared and paid on all other series of preferred stock which have the same rank as, or rank senior to, that series of preferred stock. When those dividends are not paid in full, dividends will be paid pro rata, so that the amount of dividends declared per share on that series of preferred stock and on each other series of preferred stock having the same rank as that series of preferred stock will bear the same ratio to each other that accrued dividends per share on that series of preferred stock and the other series of preferred stock bear to each other. In addition, generally, unless full dividends including any cumulative dividends still owing on all outstanding shares of any series of preferred stock have been paid, no cash dividends will be declared or paid on the common stock and generally we may not redeem or purchase any common stock. Unless expressly provided for in the related articles supplementary, no interest will be paid in connection with any dividend payment or payments which may be in arrears.

        Unless otherwise set forth in the related prospectus supplement, the dividends payable for each dividend period will be computed by annualizing the applicable dividend rate and dividing by the number of dividend periods in a year, except that the amount of dividends payable for the initial dividend period or any period shorter than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months and, for any period less than a full month, the actual number of days elapsed in the period.

PREFERRED STOCK RIGHTS UPON LIQUIDATION

        If we liquidate, dissolve or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive liquidating distributions in the amount set forth in the articles supplementary and prospectus supplement relating to the series of preferred stock. If the amounts payable with respect to preferred stock of any series and any stock having the same rank as that series of preferred stock are not paid in full, the holders of the preferred stock will share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After the holders of each series of preferred stock having the same rank are paid in full, they will have no right or claim to any of our remaining assets. Unless expressly provided for in the related articles supplementary, neither the sale of all or substantially all of our property or business nor a merger or consolidation by us with any other corporation or other person will be considered a dissolution, liquidation or winding up by us of our business or affairs.

PREFERRED STOCK REDEMPTION

        Any series of preferred stock may be redeemable in whole or in part at our option. In addition, any series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be set forth in the related prospectus supplement.

        If a series of preferred stock is subject to mandatory redemption, the related prospectus supplement will specify the year we can begin to redeem shares of the preferred stock, the number of shares of the preferred stock we can redeem each year, and the redemption price per share. We may pay the redemption price in cash, stock or other securities of ours or of third parties, as specified in the related prospectus supplement. If the redemption price is to be paid only from the proceeds of the sale of our capital stock, the terms of the series of preferred stock may also provide that if no capital stock is sold or if the amount of cash received is insufficient to pay in full the redemption price then due, the series of preferred stock will automatically be converted into shares of the applicable capital stock pursuant to conversion provisions specified in the related prospectus supplement.

        If fewer than all the outstanding shares of any series of preferred stock are to be redeemed, whether by mandatory or optional redemption, the board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata by any other method determined to be equitable. From and after the applicable redemption date, dividends generally will cease to accrue on the shares of preferred stock called for redemption and all rights of the holders of those shares other than the right to receive the redemption price will cease.

PREFERRED STOCK CONVERSION RIGHTS

        The related articles supplementary and prospectus supplement will state the conversion rights, if any, under which shares of preferred stock are convertible into shares of common stock or another series of preferred stock or other property. As described under "Preferred Stock Redemption" above, under some circumstances preferred stock may be mandatorily converted into common stock or another series of preferred stock.

PREFERRED STOCK VOTING RIGHTS

        The related articles supplementary and prospectus supplement will state any voting rights of that series of preferred stock. Unless otherwise indicated in the related prospectus supplement, if we issue full shares of any series of preferred stock, each share will be entitled to one vote on matters on which holders of that series of preferred stock are entitled to vote. Because each full share of any series of preferred stock will be entitled to one vote, the voting power of that series will depend on the number of shares in that series, and not on the aggregate liquidation preference or initial offering price of the shares of that series of preferred stock.

DESCRIPTION OF SERIES B PREFERRED STOCK

        Our board of directors has adopted articles supplementary to our charter establishing the number and fixing the terms, designations, powers, preferences, rights, limitations and restrictions of a series of preferred stock designated the Series B Cumulative Convertible Preferred Stock. The Series B Preferred Stock is listed on the New York Stock Exchange. Our board of directors could authorize the issuance of up to 585,000 additional shares of Series B Preferred Stock.

        Ranking.    The Series B Preferred Stock, with respect to dividend rights and the distribution of assets upon our liquidation, dissolution or winding up, ranks (i) senior to our Series F Redeemable Cumulative Dividend Preferred Stock, Series G Redeemable Cumulative Preferred Stock, common stock and all other capital stock the terms of which specifically provide that such capital stock ranks junior to the Series B Preferred Stock; (ii) on a parity with all capital stock the terms of which specifically provide that such capital stock ranks on a parity with the Series B Preferred Stock; and (iii) junior to all capital stock the terms of which specifically provide that such capital stock ranks senior to the Series B Preferred Stock.

        Dividends.    Holders of Series B Preferred Stock are entitled to receive, when and as declared by our board of directors, out of legally available assets, cumulative dividends payable quarterly in cash or common stock (or a combination thereof), at our option. If dividends are paid in cash, the cash dividend rate, as adjusted, is equal to the sum of (a) $0.68 per share per quarter plus (b) the product of the excess over $3.00, if any, of the quarterly cash dividend declared and paid with respect to each share of common stock times a conversion ratio of 0.4797 times one plus a conversion premium of 3%, subject to further adjustment upon the occurrence of certain events. Dividends on the Series B Preferred Stock cumulate from the date of original issuance and are payable quarterly on the last business day of each calendar quarter.

        Liquidation Preference.    Upon any voluntary or involuntary liquidation, dissolution or winding up of us, holders of Series B Preferred Stock are entitled to receive out of our assets available for distribution to shareholders (after payment or provision for all of our debts and other liabilities) a liquidating distribution in the amount of a liquidation preference of $25.00 per share, plus any accumulated and unpaid dividends to the date of liquidation, before any distribution of assets is made to holders of our common stock and any other shares of our capital stock ranking junior to the Series B Preferred Stock as to liquidation rights.

        Redemption.    Except in certain circumstances relating to the preservation of our status as a REIT for federal income tax purposes, the Series B Preferred Stock will not be redeemable prior to August 13, 2006. On or after August 13, 2006, we, at our option, upon giving of notice, may redeem the Series B Preferred Stock on any quarterly dividend payment date, in whole or in part, for cash, at a redemption price of $25.00 per share, plus all accumulated and unpaid distributions to the date of redemption.

        Maturity.    The Series B Preferred Stock does not have a stated maturity and is not subject to any sinking fund or mandatory redemption provisions.

        Voting Rights.    Holders of Series B Preferred Stock have limited voting rights generally described as the right to elect two additional directors if dividends on the Series B Preferred Stock are cumulatively in arrears for six or more quarterly periods (whether or not consecutive), the right to approve, by a vote of two thirds of the outstanding Series B Preferred Stock, certain matters related to capital stock ranking prior to the Series B Preferred and charter amendments which would materially and adversely affect the Series B Preferred Stock, and the right to approve, by a vote of a majority of the outstanding Series B Preferred Stock, certain matters related to capital stock ranking on a parity with the Series B Preferred Stock.

        Conversion.    As of the date of this prospectus, each share of the Series B Preferred Stock is convertible into common stock at an adjusted conversion price of $52.12 per share of common stock, subject to further adjustment.

DESCRIPTION OF SERIES F PREFERRED STOCK

        Our board of directors has adopted articles supplementary to our charter establishing the number and fixing the terms, designations, powers, preferences, rights, limitations and restrictions of a series of preferred stock designated the Series F Redeemable Cumulative Dividend Preferred Stock. The Series F Preferred Stock is listed on the New York Stock Exchange.

        Ranking.    The Series F Preferred Stock, with respect to dividend rights and the distribution of assets upon our liquidation, dissolution or winding up, ranks (i) senior to our common stock and all other capital stock the terms of which specifically provide that such capital stock ranks junior to the Series F Preferred Stock; (ii) on a parity with our Series G Redeemable Cumulative Dividend Preferred Stock and all other capital stock the terms of which specifically provide that such capital stock ranks on a parity with the Series B Preferred Stock; and (iii) junior to our Series B Preferred Stock and all other capital stock the terms of which specifically provide that such capital stock ranks senior to the Series B Preferred Stock.

        Dividends.    Holders of Series F Preferred Stock are entitled to receive, when and as declared by our board of directors, out of legally available assets, cumulative dividends payable in cash or common stock (or a combination thereof), at our option, at an annual rate of 12%. Dividends on the Series F Preferred Stock cumulate from the date of original issuance.

        Liquidation Preference.    Upon any voluntary or involuntary liquidation, dissolution or winding up of us, holders of Series F Preferred Stock are entitled to receive out of our assets available for distribution to shareholders (after payment or provision for all of our debts and other liabilities, and distributions on any capital stock ranking senior to the Series F Preferred Stock) a liquidating distribution in the amount of a liquidation preference of $10.00 per share, plus any accumulated and unpaid dividends to the date of liquidation, before any distribution of assets is made to holders of our common stock and any other shares of our capital stock ranking junior to the Series F Preferred Stock as to liquidation rights.

        Redemption.    We, at our option, upon giving of notice, may redeem the Series F Preferred Stock, in whole or in part, for cash or shares of parity stock, at a redemption price of $10.00 per share, plus all accumulated and unpaid dividends through the dividend declaration date next preceding the date of redemption.

        Maturity.    The Series F Preferred Stock does not have a stated maturity and is not subject to any sinking fund or mandatory redemption provisions.

        Voting Rights.    Holders of Series F Preferred Stock have limited voting rights generally described as the right to elect two additional directors if dividends on the Series F Preferred Stock are cumulatively in arrears for six or more quarterly periods (whether or not consecutive).

        Conversion.    Shares of the Series F Preferred Stock are no longer convertible into common stock.

DESCRIPTION OF SERIES G PREFERRED STOCK

        Our board of directors has adopted articles supplementary to our charter establishing the number and fixing the terms, designations, powers, preferences, rights, limitations and restrictions of a series of preferred stock designated the Series G Redeemable Cumulative Dividend Preferred Stock. The Series G Preferred Stock is listed on the New York Stock Exchange.

        Ranking.    The Series G Preferred Stock, with respect to dividend rights and the distribution of assets upon our liquidation, dissolution or winding up, ranks (i) senior to our common stock and all other capital stock the terms of which specifically provide that such capital stock ranks junior to the Series G Preferred Stock; (ii) on a parity with our Series F Preferred Stock and all other capital stock the terms of which specifically provide that such capital stock ranks on a parity with the Series G Preferred Stock; and (iii) junior to our Series B Preferred Stock and all other capital stock the terms of which specifically provide that such capital stock ranks senior to the Series G Preferred Stock.

        Dividends.    Holders of Series G Preferred Stock are entitled to receive, when and as declared by our board of directors, out of legally available assets, cumulative dividends payable in cash or common stock (or a combination thereof), at our option, at an annual rate of 15%. Dividends on the Series G Preferred Stock cumulate from the date of original issuance.

        Liquidation Preference.    Upon any voluntary or involuntary liquidation, dissolution or winding up of us, holders of Series G Preferred Stock are entitled to receive out of our assets available for distribution to shareholders (after payment or provision for all of our debts and other liabilities, and distributions on any capital stock ranking senior to the Series G Preferred Stock) a liquidating distribution in the amount of a liquidation preference of $10.00 per share, plus any accumulated and unpaid dividends to the date of liquidation, before any distribution of assets is made to holders of our common stock and any other shares of our capital stock ranking junior to the Series G Preferred Stock as to liquidation rights.

        Redemption.    We, at our option, upon giving of notice, may redeem the Series G Preferred Stock, in whole or in part, for cash or shares of parity stock, at a redemption price of $10.00 per share, plus all accumulated and unpaid dividends through the dividend declaration date next preceding the date of redemption.

        Maturity.    The Series G Preferred Stock does not have a stated maturity and is not subject to any sinking fund or mandatory redemption provisions.

        Voting Rights.    Holders of Series G Preferred Stock have limited voting rights generally described as the right to elect two additional directors if dividends on the Series G Preferred Stock are cumulatively in arrears for six or more quarterly periods (whether or not consecutive).

        Conversion.    Shares of the Series G Preferred Stock are no longer convertible into common stock.

POWER TO RECLASSIFY UNISSUED SHARES OF COMMON AND PREFERRED STOCK AND TO INCREASE AUTHORIZED CAPITAL STOCK

        Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock or preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, our board is required by Maryland law and by our charter to set, subject to our charter restrictions on transfer of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Therefore, our board could authorize the issuance of shares of another class or series of stock with terms and conditions more favorable than current terms, or which also could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. Our board also could authorize the issuance of additional shares of our Series B Preferred Stock. Subject to applicable provisions of Maryland law and our charter (including the express terms of any articles supplementary), our charter also authorizes our board to amend our charter to increase or decrease the number of authorized shares of our capital stock without action by shareholders. If stock exchange rules require us to obtain shareholder approval to increase or decrease authorized shares, we will solicit that approval.

POWER TO ISSUE ADDITIONAL SHARES OF COMMON AND PREFERRED STOCK

        We believe that the power to issue additional shares of common stock or preferred stock and to classify or reclassify unissued shares of common stock or preferred stock and thereafter to issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although we have no present intention of doing so, we could issue a class or series of stock that could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of common stock or otherwise be in their best interest.

RIGHTS AGREEMENT

        On January 23, 2002, our board of directors adopted a rights agreement principally to preserve our net operating losses (or NOLs) for tax purposes. The future use of our NOLs could be substantially limited in the event of an "ownership change" as defined under Section 382 of the Internal Revenue Code. The rights agreement is designed to reduce the likelihood of an "ownership change" under Section 382 of the Internal Revenue Code by discouraging any person or group from acquiring five percent or more of our outstanding common stock.

        Pursuant to the terms of the rights agreement, our board of directors declared a dividend of one preferred share purchase right for each outstanding share of common stock to shareholders of record on February 4, 2002. Except as set forth below, each right, when it becomes exercisable, entitles the registered holder to purchase from us one one-thousandth of a share of Series H Junior Preferred Stock, par value $.01 per share, at a price of $23.00 per one one-thousandth of a share of Series H Preferred Stock, subject to adjustment. The description and terms of the rights are set forth in the rights agreement between us and Registrar and Transfer Company, as rights agent.

        Until the earlier to occur of (i) the close of business on the tenth day following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") have acquired beneficial ownership of 5% or more of our outstanding shares of common stock or (ii) the close of business on the tenth business day (or such later date as may be determined by action of our board of directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 5% or more of our outstanding common stock (the close of business on the earlier of such dates being called the "distribution date"), the rights will be evidenced, with respect to any of the common stock certificates outstanding as of February 4, 2002, by such common stock certificate. An "Acquiring Person" does not include (i) us, any subsidiary of ours, any employee benefit plan of ours or of any subsidiary of ours, or any entity holding our common stock for or pursuant to any such plan, (ii) any person or group of affiliated or associated persons who, as of January 23, 2002, is the beneficial owner of 5% or more of our outstanding shares of common stock unless such person or group thereafter acquires additional shares of common stock, or (iii) any person or group of affiliated or associated persons whom our board of directors determines has inadvertently become an Acquiring Person, provided such person or group promptly after notice from us divests itself of a sufficient number of shares so that it would no longer be an Acquiring Person. Our rights agreement was amended on March 14, 2002 (as amended and restated on June 10, 2002) and on November 15, 2002 to amend the definition of Acquiring Person to exclude additional persons from such definition.

        The rights agreement provides that, until the distribution date (or earlier redemption or expiration of the rights), the rights will be transferred only with shares of common stock. Until the distribution date (or earlier redemption or expiration of the rights), new common stock certificates issued after February 4, 2002 upon transfer or new issuance of shares of common stock will contain a notation incorporating the rights agreement by reference. Until the distribution date (or earlier redemption or expiration of the rights), the surrender for transfer of any certificates for common stock outstanding as of February 4, 2002 will also constitute the transfer of the rights associated with the common stock represented by such certificate. As soon as practicable following the distribution date, separate certificates evidencing the rights will be mailed to holders of record of shares of common stock as of the close of business on the distribution date and such separate rights certificates alone will evidence the rights.

        The rights are not exercisable until the distribution date. The rights will expire on January 22, 2012, unless the rights are earlier redeemed or exchanged, as described below.

        The purchase price payable, and the number of shares of Series H Preferred Stock or other securities or property issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution in certain events.

        The number of outstanding rights and the number of one one-thousandths of a share of Series H Preferred Stock issuable upon exercise of each right are also subject to adjustment in the event of a stock split of the common stock or a stock dividend on the common stock payable in shares of common stock or subdivisions, consolidations or combinations of the common stock occurring, in any such case, prior to the distribution date.

        Series H Preferred Stock purchasable upon exercise of the rights will not be redeemable. Subject to the rights of holders of senior capital stock, each share of Series H Preferred Stock will be entitled to receive, when, as and if declared by our board of directors out of legally available funds, a cumulative quarterly dividend equal to the greater of $10.00 per share or 1,000 times the aggregate dividend declared per share of common stock during the prior fiscal quarter. In the event of liquidation, no distributions can be made to holders of shares of stock ranking junior to the Series H Preferred Stock unless the holders of shares of Series H Preferred Stock have received a liquidation preference of $1,000 per share plus accrued and unpaid dividends and distributions, provided the holders of Series H Preferred Stock will be entitled to receive an aggregate amount per share, subject to adjustment, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of common stock. Each share of Series H Preferred Stock will have 1,000 votes, voting together with the shares of common stock. Finally, in the event of any merger, consolidation or other transaction in which shares of common stock are exchanged, each share of Series H Preferred Stock will be entitled to receive 1,000 times the amount received per share of common stock. These rights are protected by customary antidilution provisions.

        In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a right, other than rights beneficially owned by the Acquiring Person (which will thereafter be void) will thereafter have the right to receive upon exercise that number of shares of common stock having a market value of two times the exercise price of the rights. In the event that, after a person or group has become an Acquiring Person, we are acquired in a merger or other business combination transaction or 50% or more of our consolidated assets or earning power are sold, proper provision will be made so that each holder of a right (other than rights beneficially owned by an Acquiring Person which will have become void) will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the right.

        At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of our outstanding shares of common stock, our board of directors may exchange the rights (other than rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one share of common stock (or, under circumstances set forth in the rights agreement, cash, property or other securities of ours, including fractions of a share of Series H Preferred Stock, with value equal to a share of common stock) per right.

        With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments require an adjustment of stock at least 1% in such purchase price. No fractional shares of Series H Preferred Stock will be issued (other than fractions which are integral multiples of one one-thousandth of a share of Series H Preferred Stock, which may, at our election, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of a share of Series H Preferred Stock on the last trading day prior to the date of exercise.

        At any time prior to the close of business on the tenth day following public announcement that an Acquiring Person has become such, our board of directors may redeem the rights in whole, but not in part, at a price of $0.001 per right. Immediately upon any redemption of the rights, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

        The terms of the rights may be amended by our board of directors without the consent of the holders of the rights, except that from and after close of business on the tenth day following public announcement that an Acquiring Person has become such, no such amendment may adversely affect the interests of the holders of the rights.

        Until a right is exercised, the holder thereof, as such, will have no rights as a shareholder of CRIIMI MAE, including, without limitation, the right to vote or to receive dividends.

        A copy of the rights agreement is available from us upon written request. The foregoing description of the rights does not purport to be complete and is qualified in its entirety by reference to the rights agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part.

DIVIDEND REINVESTMENT PLAN

        We may implement a dividend reinvestment plan whereby stockholders may automatically reinvest their dividends in our common stock. Details about any such plan would be sent to our stockholders following adoption thereof by our board of directors.

TRANSFER AGENT AND REGISTRAR

        The transfer agent and registrar for our common stock and our Series B, Series F and Series G Preferred Stock is Registrar and Transfer Company, Cranford, New Jersey. We will appoint a transfer agent, registrar and dividend disbursement agent for any new series of preferred stock. The registrar for the preferred stock will send notices to the holders of the preferred stock of any meeting at which those holders will have the right to elect directors or to vote on any other matter.

TRANSFER RESTRICTIONS

        For us to maintain our qualification as a REIT, not more than 50% in value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities). For the purpose, among others, of preserving our REIT status, our charter generally prohibits direct or indirect ownership by any person or group of more than 9.8% (in value or in number of shares, whichever is more restrictive) of our outstanding shares of capital stock (the "Ownership Limit"). For this purpose, the term "ownership" is defined as either direct ownership or constructive ownership in accordance with the constructive ownership provisions of Section 544 of the Internal Revenue Code. Any transfer of shares of capital stock that would result in our disqualification as a REIT or that would (a) create a direct or constructive ownership of shares of stock in excess of the Ownership Limit, (b) result in the shares of stock being beneficially owned (within the meaning Section 856(a) of the Internal Revenue Code) by fewer than 100 persons (determined without reference to any rules of attribution), or (c) result in our being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code (a purported transfer) will be void ab initio as to the transfer of such portion of capital stock as would be otherwise beneficially owned by such person in excess of the Ownership Limit, and the intended transferee, or purported transferee, will acquire no rights in or to such shares. Our board of directors may exempt a person or group from the Ownership Limit, in its sole and absolute discretion, upon receipt of evidence satisfactory to it to the effect that such exemption will not result in us being "closely held" within the meaning of Section 856(h) of the Internal Revenue Code, and upon such other conditions as our board of directors may direct (including, without limitation, representations, warranties and undertakings by the intended transferee).

        On May 15, 2002, amendments to our charter became effective which provide for additional restrictions upon the transfer of our capital stock which prohibit (a) any person or group from beneficially owning 5% or more of the market value of our capital stock, or (b) an existing 5% stockholder from acquiring additional shares of our capital stock. Unless approved by our board of directors, any attempted or purported transfer of shares of our capital stock in excess of the shares that could be transferred without restriction will not be effective to transfer ownership of such excess shares to the purported acquirer. The purpose of these charter amendments was to allow us to minimize the chance of an "ownership change" as defined by the Internal Revenue Code in order to preserve and protect our NOLs for tax purposes.

        The foregoing charter provisions could have an anti-takeover effect, although the May 2002 charter amendments were not principally intended for this purpose. These limitations could enable our board of directors to render more difficult or discourage a hostile transaction to take control of us. The presence of these limitations could also discourage unsolicited takeover attempts, thereby limiting the opportunity for our shareholders to realize a higher price for their shares than would be generally available in the public markets.

        The May 2002 charter amendments were not intended to supercede or terminate our shareholders rights agreement. Our shareholders rights agreement does not prohibit transfer of our common stock; rather it is an anti-takeover device triggered by certain acquisitions of our common stock. Because the restrictions on transfer imposed by the May 2002 charter amendments may be waived at the discretion of our board of directors, if we are faced with a hostile transaction to take control of us, our board of directors may choose to permit only the shareholder rights agreement to operate and not the restrictions imposed by the May 2002 charter amendments.

        The provisions of our shareholder rights agreement are intended to encourage potential acquirers to negotiate with us and to allow the board of directors the opportunity to consider alternative proposals in the interest of maximizing shareholder value. These provisions, and the restrictive charter amendments described above, however, may also have the effect of discouraging acquisition proposals or delaying or preventing a change in control, which may have an adverse effect on our stock price. As stated above under "—Rights Agreement," our rights agreement was adopted principally to preserve our NOLs for tax purposes.

DESCRIPTION OF WARRANTS

        We may issue warrants to purchase our debt or equity securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

        As of the date of this prospectus, warrants to purchase up to 336,835 shares of common stock at $11.50 per share were issued and outstanding.

        The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include the following:

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  the title of the warrants;

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  the designation, amount and terms of the securities for which the warrants are exercisable;

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  the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

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  the price or prices at which the warrants will be issued;

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  the aggregate number of warrants;

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  any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

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  the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

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  if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

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  if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

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  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

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  the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

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  the maximum or minimum number of warrants that may be exercised at any time; and

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  information with respect to book-entry procedures, if any.

EXERCISE OF WARRANTS

        Each warrant will entitle the holder of warrants to purchase for cash the amount of debt or equity securities at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the debt or equity securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

IMPORTANT PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

        The following description of certain provisions of Maryland law and our charter and bylaws is only a summary. For a complete description, we refer you to the Maryland General Corporation Law, our charter and our bylaws. We have filed our charter and bylaws as exhibits to the registration statement of which this prospectus is a part. These provisions may have the effect of delaying, deterring or preventing a takeover attempt or other change in control of us which may be beneficial to stockholders and might otherwise result in a premium over then prevailing market prices. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and increase the likelihood of negotiations, which might outweigh the potential disadvantages of discouraging such proposals because, among other things, negotiation of such proposals might result in improvement of terms.

PREFERRED STOCK MAY PREVENT CHANGE IN CONTROL

        Our charter authorizes our board of directors to issue up to 75 million shares of preferred stock and to establish the preferences and rights of any unissued shares of preferred stock. The existence of our currently outstanding series of preferred stock and the issuance of any additional series of preferred stock could have the effect of delaying or preventing a change in control of us even if a majority of the holders of our common stock believed such change of control was in their best interest.

STAGGERED BOARD OF DIRECTORS

        Our charter and bylaws divide our board of directors into three classes of directors, each class constituting one-third of the total number of directors, with the classes serving staggered three-year terms. The classification of our board of directors will make it more difficult for stockholders to change the composition of the board of directors because only a minority of the directors can be elected at once. We believe, however, that the staggered board of directors will help to ensure continuity and stability of our management and policies. The classification provisions could also discourage a third party from accumulating our stock or attempting to obtain control of us, even though this attempt might be beneficial to us and some, or a majority, of our stockholders. Accordingly, under certain circumstances stockholders could be deprived of opportunities to sell their shares of common stock at a higher price than might otherwise be available.

NUMBER OF DIRECTORS, REMOVAL, FILLING VACANCIES

        Our charter and bylaws provide that the number of directors may be established by a majority of the entire board of directors. The number of directors may not be less than three or more than nine. In addition, our charter provides that, except as otherwise required by law or as may be expressly provided by the terms of any class or series of capital stock, any vacancies may be filled by a majority of the remaining directors, though less than a quorum. Accordingly, the board of directors could temporarily prevent any stockholder from enlarging the board of directors and filling the new directorships with such stockholder's own nominees. Our charter provides that, subject to the rights of any class or series separately to elect one or more directors, directors may be removed, but only for cause, and only upon the affirmative vote of 66 2/3% of holders of all the then outstanding shares of capital stock entitled to vote generally in the election of directors.

ADVANCE NOTICE PROVISIONS FOR STOCKHOLDER NOMINATIONS AND STOCKHOLDER PROPOSALS

        Our bylaws establish an advance notice procedure for stockholders to make nominations of candidates for director or bring other business before an annual meeting of our stockholders. The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about such nominees or business, as well as to ensure an orderly procedure for conducting meetings of stockholders. Although our charter and the bylaws do not give our board of directors power to block stockholder nominations for the election of directors or proposals for action, they may have the effect of discouraging stockholders from proposing nominees or business, precluding a contest for the election of directors or the consideration of stockholder proposals if procedural requirements are not met and deterring third parties from soliciting proxies for a non-management slate of directors or proposals, without regard to the merits of such slate or proposals.

AMENDMENTS TO THE CHARTER

        We reserve the right to amend any provision contained in our charter that is authorized by law subject to the applicable provisions of Maryland law, our charter and the express terms of any class or series of capital stock, including the articles supplementary of any class or series of stock, except that no amendment which would change any rights with respect to any outstanding class or series of capital stock, by reducing the amounts payable upon liquidation, or by diminishing or eliminating any voting rights, may be made unless approved by the affirmative vote of the holders of at least 66 2/3% of the then outstanding securities of such class or series of capital stock; provided, however, that, in addition to any vote of the holders of any class or series of our capital stock required by law, by our charter or by the terms of any such class or series of capital stock, the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then outstanding shares of capital stock entitled to vote generally in the election of directors will be required to amend, repeal or adopt any provision inconsistent with certain provisions of our charter relating to directors; bylaw amendments; the approval of an acquisition of control; charter amendments; restrictions on the transfer, acquisition and redemption of capital stock; indemnification and limitation of liability; and conflicts with terms of any class or series of preferred stock.

BUSINESS COMBINATIONS

        Under Section 3-602 of the MGCL, certain "business combinations" (including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person who beneficially owns 10% or more of the voting power of the corporation's shares or an affiliate or associate of the corporation which, at any time within the two-year period prior to the date in question, beneficially owned 10% or more of the voting power of the corporation's shares (an "Interested Stockholder") or an affiliate thereof, are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation and (b) two-thirds of the votes entitled to be cast by holders of outstanding voting shares of the corporation other than shares held by the Interested Stockholder with whom (or with whose affiliate) the business combination is to be effected, or by an affiliate or associate of the Interested Stockholder, unless, among other things, the corporation's stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the Interested Stockholder becomes an Interested Stockholder.

FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of the material federal income tax considerations that may be relevant to a prospective investor in shares or other securities of CRIIMI MAE. This discussion does not address all aspects of taxation that may be relevant to particular investors in light of their personal investment or tax circumstances, or to investors, such as financial institutions; insurance companies; broker-dealers; regulated investment companies; other REITs; holders who receive CRIIMI MAE stock through the exercise of employee stock options or otherwise as compensation; persons holding CRIIMI MAE stock or securities as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment; and, except to the extent discussed below, tax-exempt organizations, foreign corporations, and persons who are not citizens or residents of the United States, except to the extent described below, that are subject to special treatment under the U.S. federal income tax laws. In addition, the summary below does not consider the effect of any foreign, state, local or other tax laws that may be applicable to you as a holder of our securities.

        This discussion is based on current provisions of the Internal Revenue Code, existing, temporary, and currently proposed Treasury Regulations promulgated under the Internal Revenue Code, the legislative history of the Internal Revenue Code, existing administrative rulings and practices of the Internal Revenue Service (or IRS), and judicial decisions. No assurance can be given that future legislative, judicial, or administrative actions or decisions, which may be retroactive in effect, will not affect the accuracy of any statements in this prospectus with respect to the transactions entered into or contemplated prior to the effective date of such changes.

        THE FEDERAL INCOME TAX TREATMENT OF HOLDERS OF CRIIMI MAE STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. BECAUSE YOUR INCOME TAX CONSIDERATIONS MAY VARY DEPENDING ON YOUR PERSONAL INVESTMENT OR TAX CIRCUMSTANCES, WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OR OTHER DISPOSITION OF THE SHARES OR OTHER SECURITIES AND OF OUR ELECTION TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP AND SALE OR OTHER DISPOSITION, AND OUR REIT ELECTION, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAXATION OF CRIIMI MAE

        We elected to be taxed as a REIT beginning with our tax year ended on December 31, 1989. We believe that, commencing with such taxable year, we have been organized and have operated in such a manner so as to qualify for taxation as a REIT under the Internal Revenue Code, and we intend to continue to operate in such a manner. In addition, Akin Gump Strauss Hauer & Feld LLP (or Akin Gump) has opined, based upon representations of fact given by us to them, that we were organized and are operating in conformity with the requirements for qualification as a REIT under the Internal Revenue Code as of the year ended December 31, 2002, and our current and proposed method of operation will enable us to continue to qualify as a REIT. In rendering its opinion, Akin Gump has not independently verified these facts or our status as a REIT for periods prior to 1998. The opinion, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part, is expressed as of the date issued, and does not cover subsequent periods. Akin Gump will have no obligation to advise us or the holders of our stock of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions that we have or will remain so qualified as a REIT.

        Qualification and taxation as a REIT depends upon our ability to continuously meet the various REIT qualification tests, which include actual annual operating results, our asset mix, distribution levels and diversity of share ownership. In addition, our ability to qualify as a REIT depends in part upon the operating results, organizational structure and entity classification for federal income tax purposes of certain affiliated entities, the status of which may not have been reviewed by Akin Gump. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets we directly or indirectly own. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year have satisfied or will satisfy such requirements for qualification and taxation as a REIT.

TAXATION OF REITS IN GENERAL

        As a REIT, we generally are not subject to federal corporate income tax on our net income that is distributed currently to our shareholders. That treatment substantially eliminates the "double taxation", i.e., taxation at both the corporate and shareholder levels, that generally results from an investment in a corporation. Instead, such income is taxable only at the shareholder level to the extent distributed as dividends. Unfortunately, dividends paid by a REIT generally are not eligible for the reduced maximum federal income tax rate of 15% applicable to certain corporate dividends under the recently enacted Jobs and Growth Tax Relief Reconciliation Act of 2003 (the "2003 Act"). Instead, they generally are taxable as ordinary income, except to the extent qualifying as capital gains dividends or are derived from qualifying dividends from certain taxable corporations. See "Taxation of Taxable U.S. Shareholders."

        However, we will be subject to federal income tax in the following circumstances:

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  We will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

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  We may be subject to the "alternative minimum tax" on our undistributed items of tax preference, if any.

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  If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business, such income will be subject to a 100% tax.

  •
  If we elect to treat property acquired in connection with a foreclosure of a mortgage loan (or certain leasehold terminations) as "foreclosure property", we may avoid that 100% tax but will be subject to tax at the highest corporate rate on (1) net income from the sale or other disposition of the foreclosure property that is held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property.

  •
  If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, and nonetheless have maintained our qualification as a REIT because other requirements have been met, we will be subject to a 100% tax on (1) the gross income attributable to the greater of the amount by which we fail the 75% or 95% gross income test multiplied by (2) a fraction intended to reflect our profitability.

  •
  If we should fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year, and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. To the extent that we elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year, such retained amounts will be treated as having been distributed for purposes of the 4% excise tax.

  •
  If we acquire any asset from a C corporation, i.e., a corporation generally subject to full corporate-level tax, in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset, or any other asset, in the hands of the C corporation and we recognize gain on the disposition of such asset during the 10-year period beginning on the date on which such asset was acquired by us, then to the extent of such asset's "built-in-gain", i.e., the excess of the fair market value of such asset at the time of our acquisition over the adjusted basis in such asset at such time, such gain will be subject to tax at the highest regular corporate rate applicable, as provided in temporary and proposed Treasury Regulations. The results described above with respect to the recognition of "built-in-gain" assume that we will not make an election pursuant to these Treasury Regulations to have such gain taxed currently if we were to make any such acquisition.

  •
  We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT's shareholders, as described below in "—Recordkeeping Requirements."

  •
  A 100% tax may be imposed on some items of income and expense that are directly or constructively paid between a REIT and a taxable REIT subsidiary (as described below) if and to the extent that the IRS successfully adjusts the reported amounts of these items.

  •
  The portion of any "excess inclusion" income derived from an investment in residual interests in real estate mortgage investment conduits, or REMIC, will generally be subject to tax to the extent our stock is held by specified tax exempt organizations not subject to tax on unrelated business taxable income.

  •
  The earnings of our subsidiaries could be subject to federal corporate income tax to the extent that such subsidiaries are C corporations.

        In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property and other taxes on their assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

REQUIREMENTS FOR QUALIFICATION AS A REIT

        The Internal Revenue Code defines a REIT as a corporation, trust, or association:

  (1)
  that is managed by one or more trustees or directors;

  (2)
  the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

  (3)
  that would be taxable as a domestic corporation but for the REIT sections of the Internal Revenue Code;

  (4)
  that is neither a financial institution under the Internal Revenue Code nor an insurance company to which subchapter L of the Internal Revenue Code applies;

  (5)
  the beneficial ownership of which is held by 100 or more persons;

  (6)
  not more than 50% in value of the outstanding shares of which is owned, directly or indirectly, by five or fewer individuals or certain tax exempt entities during the last half of each taxable year (the "5/50 Rule");

  (7)
  that makes an election to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met in order to elect and maintain REIT status;

  (8)
  that uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the Internal Revenue Code and Treasury Regulations promulgated thereunder; and

  (9)
  that meets the Internal Revenue Code's income and asset tests described below during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.

        We must meet requirements (1) through (4) during our entire taxable year and must meet requirement (5) during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated the 5/50 Rule, we will be deemed to have satisfied the 5/50 Rule for such taxable year. For purposes of determining share ownership under the 5/50 Rule, an "individual" generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An "individual," however, generally does not include a trust that is a qualified employee pension or profit sharing trust under Code Section 401(a), and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of the 5/50 Rule.

        We believe we have issued sufficient shares with sufficient diversity of ownership to allow us to satisfy requirements (5) and (6). In addition, our charter provides for restrictions regarding transfer of our shares that are intended to assist us in continuing to satisfy the share ownership requirements described in clauses (5) and (6) above. The provisions of our charter restricting the ownership and transfer of the shares are described in "Description of Capital Stock—Transfer Restrictions." These restrictions may not ensure that we will, in all cases, satisfy the share ownership requirements in (5) and (6) above. If we fail to satisfy those rules, our status as a REIT would terminate; provided that if we comply with the rules contained in the applicable Treasury Regulations that we determine the actual ownership of our shares and we do not know, or would not have known if we were to exercise reasonable diligence, that we failed to meet the test in (6), we would not be disqualified as a REIT.

  EFFECT OF SUBSIDIARY ENTITIES

        Ownership of Partnership Interests.    In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share of the partnership's assets, and to earn its proportionate share of the partnership's income, for purposes of the asset and gross income tests applicable to REITs as described below. In addition, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of any partnership in which we hold an interest is treated as our assets and items of income for purposes of applying the REIT requirements described below; provided that to the extent the interest in the partnership is held by a taxable REIT subsidiary, as defined in "—Taxable Subsidiaries", such subsidiary's share of the assets and income of the partnership will not be considered part of our assets and income for purposes of the asset and gross income tests.

        Ownership of Shares in Other REITs.    If a REIT owns shares in another REIT (which is not a qualified REIT subsidiary), it includes in income its share of dividends from such other REIT in accordance with whether such distributions are designated by the distributing REIT as ordinary REIT dividends, capital gains dividends or returns of capital. A sale of the shares of such REIT generally will be treated as the sale of a capital asset.

        Qualified REIT Subsidiaries and Other Disregarded Subsidiaries.    If a REIT owns a corporate subsidiary that is a qualified REIT subsidiary, that subsidiary is disregarded for federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs as summarized below. A qualified REIT subsidiary is any corporation, other than a taxable REIT subsidiary as described below, that is wholly-owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two.

        Certain other entities that are wholly-owned by a REIT, primarily a single member limited liability company, may also be disregarded as separate entities for federal income tax purposes, including for purposes of the REIT income and asset tests. Both qualified REIT subsidiaries and other disregarded entities, therefore, will not be subject to federal corporate income taxation on their own, although they may be subject to state and local taxation.

        In the event that one of our disregarded subsidiaries ceases to be wholly-owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another of our disregarded subsidiaries—the subsidiary's separate existence would no longer be disregarded for federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See "—Asset Tests"

        Taxable Subsidiaries.    A REIT, in general, may jointly elect with subsidiary corporations, whether or not wholly-owned, to treat the subsidiary corporation as a taxable REIT subsidiary ("TRS"). The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for federal income tax purposes. Accordingly, such an entity would generally be subject to corporate income tax on its earnings, which may reduce the cash flow we generate with our subsidiaries in the aggregate, and our ability to make distributions to our shareholders.

        A parent REIT is not treated as holding the assets of a taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the parent REIT, and the REIT recognizes as income, the dividends, if any, that it receives from the subsidiary. This treatment can affect the income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining its compliance with the REIT requirements, it is possible that such entities may be used by the parent REIT to indirectly undertake activities that the REIT rules might otherwise preclude or limit it from doing directly or through pass-through subsidiaries (for example, activities that give rise to certain categories of income, such as management fees).

INCOME TESTS

        In order for us to qualify and to maintain our qualification as a REIT, two requirements relating to our gross income must be satisfied annually. First, at least 75% of our gross income, excluding gross income from prohibited transactions, for each taxable year must consist of defined types of income derived directly or indirectly from investments relating to real property or mortgages on real property, including "rents from real property", interest on obligations secured by mortgages on real property, or qualified temporary investment income. Second, at least 95% of our gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from such real property or temporary investments, and from dividends, other types of interest, some payments under hedging instruments and gain from the sale or disposition of stock or securities and some hedging instruments, or from any combination of the foregoing.

  INTEREST INCOME

        Interest income constitutes qualifying mortgage interest for purposes of the 75% income test (as described above) to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% income test.

        To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (a shared appreciation provision), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests.

        To the extent that a REIT derives interest income from a mortgage loan or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had it been earned directly by a REIT.

        Any amount includable in gross income by us with respect to a regular or residual interest in a REMIC is generally treated as interest on an obligation secured by a mortgage on real property for purposes of the 75% gross income test. If, however, less than 95% of the assets of a REMIC consist of real estate assets, we will be treated as receiving directly our proportionate share of the income of the REMIC, which would generally include non-qualifying income for purposes of the 75% gross income test. In addition, if we receive interest income with respect to a mortgage loan that is secured by both real property and other property and the principal amount of the loan exceeds the fair market value of the real property on the date we purchased the mortgage loan, interest income on the loan will be apportioned between the real property and the other property, which apportionment would cause us to recognize income that is not qualifying income for purposes of the 75% gross income test.

        In general, and subject to the exceptions in the preceding paragraph, the interest, original issue discount, and market discount income that we derive from investments in mortgage-backed securities, and mortgage loans will be qualifying interest income for purposes of both the 75% and the 95% gross income tests. It is possible, however, that interest income from a mortgage loan may be based in part on the borrower's profits or net income, which would generally disqualify such interest income for purposes of both the 75% and the 95% gross income tests.

        We may acquire construction loans or mezzanine loans that have shared appreciation provisions. To the extent interest on a loan is based on the cash proceeds from the sale or value of real property, income attributable to such provision would be treated as gain from the sale of the secured property, which generally should qualify for purposes of the 75% and 95% gross income tests.

        We may employ, to the extent consistent with the REIT provisions of the Code, forms of securitization of our assets under which a "sale" of an interest in a mortgage loan occurs, and a resulting gain or loss is recorded on our balance sheet for accounting purposes at the time of sale. In a "sale" securitization, only the net retained interest in the securitized mortgage loans would remain on our balance sheet. We may elect to conduct certain of our securitization activities, including such sales, through one or more taxable subsidiaries, or through qualified REIT subsidiaries, formed for such purpose. To the extent consistent with the REIT provisions of the Code, such entities could elect to be taxed as REMICs.

  HEDGING TRANSACTIONS

        From time to time, we have entered, and may continue to enter, into hedging transactions with respect to one or more of our assets or liabilities. Any such hedging transaction can take a variety of forms, including interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. To the extent that we enter into an interest rate swap, cap agreement, option, futures contract, forward rate agreement, or similar financial instrument to reduce the interest rate risks with respect to indebtedness incurred or to be incurred to acquire or carry real estate assets, any periodic income or gain from the disposition of such contract should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. To the extent that we hedge with other types of financial instruments or in other situations, it may not be entirely clear how the income from those transactions will be treated for purposes of the various income tests that apply to REITs under the Internal Revenue Code. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. In certain cases, it may involve entering into the hedge through a TRS, which could result in the income (or loss) derived from such hedge being subject to (or reducing) tax in a taxable corporation, with the offsetting loss (or income) in the REIT.

  OTHER INCOME

        We may directly or indirectly receive distributions from a TRS or other corporations that are not REITs or qualified REIT subsidiaries. These distributions will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not under the 75% gross income test. Any dividends we receive from a REIT will be qualifying income in our hands for purposes of both the 95% and 75% income tests.

        We anticipate that we may securitize all or a portion of any mortgage loans which we acquire, in which event we will likely retain certain of the subordinated and interest-only classes of mortgage-backed securities which may be created as a result of such securitization. The securitization of mortgage loans may be accomplished through one or more REMICs established by us or, if a non-REMIC securitization is desired, through one or more qualified REIT subsidiaries, a REIT controlled by us, or taxable subsidiaries established by us. The securitization of the mortgage loans through either one or more REMICs or one or more qualified REIT subsidiaries, controlled REITs, or taxable subsidiaries should not affect our qualification as a REIT or result in the imposition of corporate income tax under the taxable mortgage pool rules. We could also securitize certain other assets we hold with similar consequences. Income realized by us from a securitization could, however, be subject to a 100% tax as a "prohibited transaction." See "—Tax on Prohibited Transactions."

        Income we may derive from an interest in a REMIC is generally treated as qualifying income for purposes of the REIT income tests. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC, and its income derived from the interest, qualifies for purposes of the REIT asset and income tests. Where a REIT holds a residual interest in a REMIC from which it derives excess inclusion income, the REIT will be required to either distribute the excess inclusion income or pay tax on it (or a combination of the two), even though the income may not be received in cash by the REIT. To the extent that distributed excess inclusion income is allocable to a particular shareholder, the income (i) would not be allowed to be offset by any NOLs otherwise available to the shareholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of shareholders that are otherwise generally exempt from federal income tax, and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction of any otherwise applicable income tax treaty, to the extent allocable to most types of foreign shareholders. See "Taxation of Foreign Shareholders."

  CONSEQUENCES OF FAILING 75% OR 95% INCOME TEST

        If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we nevertheless may qualify as a REIT for such year if we are entitled to relief under the Internal Revenue Code. Those relief provisions generally will be available if our failure to meet such tests is due to reasonable cause and not due to willful neglect, we attach a schedule of the sources of our income to our return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of those relief provisions. Even if those relief provisions apply, a 100% tax would be imposed on the gross income attributable to the greater of the amount by which we fail the 75% or 95% gross income test multiplied by a fraction intended to reflect our profitability. We may not always be able to maintain compliance with the gross income tests for REIT qualification despite periodically monitoring our income.

  FORECLOSURE PROPERTY

        Net income realized by us from foreclosure property would generally be subject to tax at the maximum federal corporate tax rate. Foreclosure property includes real property and related personal property that (1) is acquired by us through foreclosure following a default on indebtedness owed to us that is secured by the property and (2) for which we make an election to treat the property as foreclosure property.

  TAX ON PROHIBITED TRANSACTIONS

        The net income derived from a prohibited transaction is subject to a 100% tax. The term "prohibited transaction" generally includes a sale or other disposition of property, other than foreclosure property, that is held primarily for sale to customers in the ordinary course of a trade or business. Whether an asset is held "primarily for sale to customers in the ordinary course of a trade or business" depends on the facts and circumstances in effect from time to time, including those related to a particular asset. We will attempt to comply with the terms of safe-harbor provisions in the Internal Revenue Code prescribing when asset sales will not be characterized as prohibited transactions. Complete assurance cannot be given, however, that we can comply with the safe-harbor provisions of the Internal Revenue Code or avoid owning property that may be characterized as property held "primarily for sale to customers in the ordinary course of a trade or business."

ASSET TESTS

        At the close of each quarter of each taxable year, we must also satisfy the following four tests relating to the nature of our assets:

  •
  at least 75% of the value of our total assets must be represented by cash or cash items (which generally include receivables and government securities), "real estate assets" (which generally includes interests in real property, interests in mortgages on real property, certain pass-through mortgage-backed certificates, REMIC regular interests, and shares of other REITs), or, in cases where we raise new capital through stock or publicly offered long-term (at least five-year) debt, temporary investments in stock or debt instruments during the one-year period following our receipt of such capital;

  •
  not more than 25% of our total assets may be represented by securities, other than those securities includable in the 75% asset class;

  •
  of the investments included in the 25% asset class, the value of any one issuer's securities we own may not exceed 5% of the value of our total assets; and we may not own more than 10% of the vote or value of any one corporate issuer's outstanding securities, except for our interests in another REIT, a TRS and any qualified REIT subsidiary, and certain "straight debt" securities; provided that under a transition rule, the limitation on owning more than 10% of the value of the outstanding securities of a corporation does not apply to securities held on July 12, 1999, provided the issuer of those securities does not engage in a substantial new line of business or acquire substantial new assets after that date and provided that we do not acquire additional securities in such issuer after that date; and

  •
  not more than 20% of the value of our assets may be represented by securities of one or more TRS.

        For purposes of the asset tests, we are deemed to own our proportionate share of the assets of a partnership, any qualified REIT subsidiary, and each noncorporate subsidiary, rather than our interests in those entities. Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests, a REIT is treated as owning its share of the underlying assets of a subsidiary partnership, if a REIT holds indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests, unless it is a qualifying mortgage asset, satisfies the rules for straight debt, or is sufficiently small so as not to otherwise cause an asset test violation. Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, non-mortgage debt that is issued by another REIT may not so qualify.

        At least 75% of the value of our total assets have been and we expect will continue to be represented by real estate assets (primarily in the form of mortgages and mortgage-backed securities held directly or indirectly through subsidiary REITs or disregarded entities), cash and cash items, including receivables, and government securities. We expect that any mortgage backed securities, real property, and temporary investments that we acquire will generally be qualifying assets for purposes of the 75% asset test, except to the extent that less than 95% of the assets of any REMIC in which we own an interest consists of "real estate assets." Mortgage loans, including distressed mortgage loans, construction loans, bridge loans, and mezzanine loans also will generally be qualifying assets for purposes of the 75% asset test to the extent that the principal balance of each mortgage loan does not exceed the value of the associated real property.

        We anticipate that we may securitize all or a portion of any mortgage loans which we acquire, in which event we will likely retain certain of the subordinated and interest only classes of mortgage backed securities which may be created as a result of such securitization. The securitization of mortgage loans may be accomplished through one or more REMICs established by us or, if a non- REMIC securitization is desired, through one or more qualified REIT subsidiaries of CRIIMI MAE or of a REIT subsidiary controlled by CRIIMI MAE or taxable subsidiaries established by us. The securitization of the mortgage loans through either (x) one or more REMICs, (y) one or more qualified REIT subsidiaries owned by either us or a REIT controlled by us, or (z) taxable subsidiaries, should not affect our qualification as a REIT or result in the imposition of corporate income tax under the taxable mortgage pool rules. We could also securitize certain other assets we hold with similar consequences. Income realized by us from a securitization could, however, be subject to a 100% tax as a "prohibited transaction". See "—Tax on Prohibited Transactions."

        If we should fail to satisfy the asset tests at any end of a calendar quarter, such a failure would not cause us to lose our REIT status if (i) we satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by an acquisition of nonqualifying assets. If the condition described in clause (ii) of the preceding sentence is not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

        We will monitor the status of the assets that we acquire for purposes of the various asset tests and we will manage our portfolio in order to comply with such tests.

ANNUAL DISTRIBUTION REQUIREMENTS

        In order to qualify as a REIT, we are required to distribute each taxable year dividends, other than capital gain dividends and retained capital gains, to our shareholders in an aggregate amount at least equal to the sum of:

  •
  90% of our "REIT taxable income", computed without regard to the dividends paid deduction and excluding our net capital gain, and

  •
  90% of the net income, after tax, if any, from foreclosure property, minus

  •
  the sum of specified items of noncash income.

These distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before we timely file our federal income tax return for such year and if paid on or before the IRS regular dividend payment date after such declaration. In determining our REIT taxable income and the distribution requirement, we are permitted to reduce our taxable income by NOL carryovers. Shareholders may not include in their individual income tax returns any of our NOLs or capital losses. Instead, we may carry over such losses for potential offset against our future REIT taxable income, thereby giving us greater flexibility to utilize our cash flow to repay our debt or reinvest it in eligible assets rather than being required to make current distributions to satisfy the REIT distribution tests.

        To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our "REIT taxable income," as adjusted, we will be subject to tax thereon at regular corporate tax rates. Furthermore, if we should fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed. We have made, and intend to continue to make, timely distributions sufficient to satisfy the annual distribution requirement. We may elect to retain and pay income tax on our long-term capital gains. Any such retained amount will be treated as having been distributed by us for purposes of the 4% excise tax described above.

        It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of property that exceeds our allocable share of cash attributable to that sale. Therefore, we may have less cash than is necessary to meet our annual 90% distribution requirement or to avoid corporate income tax or the excise tax imposed on undistributed income. In such a situation, we may find it necessary to arrange for short-term, or possibly long-term, borrowings; to raise funds through the issuance of preferred shares or common shares; or, as we have done in the past, to pay the dividend in the form of taxable in kind distributions of property (such as preferred stock).

        We may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to our shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Although we may be able to avoid being taxed on amounts distributed as deficiency dividends, we will be required to pay to the IRS interest and possibly a penalty based upon the amount of any deduction taken for deficiency dividends.

  IMPACT OF NOLS

        For tax purposes we have elected to be classified as a trader in securities. We trade in both short and longer duration fixed income securities, including CMBS, residential mortgage-backed securities and agency debt securities (such securities traded and all other securities of the type described constituting the "Trading Assets" to the extent owned by us or any qualified REIT subsidiary, meaning generally any wholly owned subsidiary that is not a taxable REIT subsidiary). Such Trading Assets are classified as Other MBS on our balance sheet.

        As a result of our election in 2000 to be taxed as a trader, we recognized a mark-to-market tax loss on our Trading Assets on January 1, 2000 of approximately $478 million (the "January 2000 Loss"). Such loss was recognized evenly for tax purposes over the four years ended in 2003. We expect such loss to be ordinary, which allows us to offset our ordinary income and, thereby, reduce our obligation to make distributions to shareholders in order to satisfy the REIT distribution rules.

        We generated NOLs for tax purposes of approximately $83.6 million during the year ended December 31, 2002. As such, our taxable income was reduced to zero and, accordingly, our REIT distribution requirement was eliminated for 2002. As of December 31, 2002, our accumulated and unused NOLs were $223.8 million. Any accumulated and unused NOLs, subject to certain limitations, generally may be carried forward for up to 20 years to offset taxable income until fully utilized. Accumulated and unused NOLs cannot be carried back because we are a REIT.

        There can be no assurance that our position with respect to our election as a trader in securities will not be challenged by the IRS and, if challenged, will be defended successfully by us. As such, there is a risk that the January 2000 Loss will be limited or disallowed, resulting in higher tax basis income and a corresponding increase in REIT distribution requirements. It is possible that the amount of any under-distribution for a taxable year could be corrected with a "deficiency dividend" as defined in Section 860 of the Internal Revenue Code, however, interest may also be due to the IRS on the amount of this under-distribution.

        Gains and losses from the mark-to-market requirement (including the January 2000 Loss) are unrealized. This creates a mismatch between REIT distribution requirements and cash flow since the REIT distribution requirements will generally fluctuate due to the mark-to-market adjustments, but the cash flow from our Trading Assets will not fluctuate as a result of the mark-to-market adjustments. If we are required to make taxable income distributions to our shareholders to satisfy required REIT distributions, all or a substantial portion of these distributions, if any, may be in the form of non-cash dividends. There can be no assurance that such non-cash dividends would satisfy the REIT distribution requirements and, as such, we could lose our REIT status or may not be able to satisfy some or all of our debt or other obligations.

        Our future use of NOLs for tax purposes could be substantially limited in the event of an "ownership change" as defined under Section 382 of the Internal Revenue Code. As a result of these limitations imposed by Section 382 of the Internal Revenue Code, in the event of an ownership change, our ability to use our NOLs in future years may be limited and, to the extent the NOLs cannot be fully utilized under these limitations within the carryforward periods, the NOLs would expire unutilized. Accordingly, after any ownership change, our ability to use our NOLs to reduce or offset taxable income would be substantially limited or not available under Section 382. In general, a company reaches the "ownership change" threshold if the "5% shareholders" increase their aggregate ownership interest in the company over a three-year testing period by more than 50 percentage points. The ownership interest is measured in terms of total market value of our capital stock. If an "ownership change" occurs under Section 382 of the Internal Revenue Code, our prospective use of our accumulated and unused NOLs and the remaining January 2000 Loss will be limited.

        We are not aware of any acquisition of shares of our capital stock that has created an "ownership change" under Section 382. We have adopted a shareholder rights plan and amended our charter to minimize the chance of an ownership change within the meaning of Section 382 of the Internal Revenue Code; however there can be no assurance that an ownership change will not occur.

RECORDKEEPING REQUIREMENTS

        Pursuant to applicable Treasury Regulations, we must maintain records and request on an annual basis information from our shareholders designed to disclose the actual ownership of our outstanding shares. A failure to comply with such rules can result in a penalty of $25,000 - 50,000.

FAILURE TO QUALIFY

        If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates, although any available NOLs will remain available to offset such income until fully utilized. Distributions to our shareholders in any year in which we fail to qualify will not be deductible nor will they be required to be made. In such event, to the extent of our current and accumulated earnings and profits, all distributions to shareholders will be taxable as dividends; corporate distributees may be eligible for the dividends received deduction and individuals may be eligible for special reduced rates of taxation on corporate dividends. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. It is not possible to state whether in all circumstances we would be entitled to such statutory relief.

TAXATION OF TAXABLE U.S. SHAREHOLDERS

        As long as we qualify as a REIT, distributions not designated as capital gain dividends or retained capital gains made to our taxable U.S. shareholders out of current or accumulated earnings and profits will be taken into account by such U.S. shareholders as ordinary income and will not be eligible for either (i) the dividends received deduction generally available to corporations, or (ii) be taxed at the preferential qualified dividend income rates applicable to individuals who receive dividends from taxable corporations pursuant to the 2003 Act; provided that individual shareholders are taxed at such preferential rates on dividends designated by and received from REITs to the extent that the dividends are attributable to (x) income that the REIT previously retained in the prior year, and on which it was subject to corporate level tax, (y) dividends received by the REIT from taxable corporations or (z) income from sales of appreciated property acquired from C corporations in carryover basis transactions.

        By "U.S. shareholder," we mean a holder of shares that for U.S. federal income tax purposes is:

  •
  a citizen or resident of the United States,

  •
  a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof,

  •
  an estate whose income from sources without the United States is includible in gross income for U.S. federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or

  •
  any trust with respect to which (A) a U.S. court is able to exercise primary supervision over the administration of such trust and (B) one or more U.S. persons have the authority to control all substantial decisions of the trust.

        Distributions in excess of current and accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder's shares, but rather will reduce the adjusted basis of such shares. To the extent that such distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a shareholder's shares, such distributions will be included in income as gains from the sale or exchange of a capital asset, assuming the shares are capital assets in the hands of the shareholder. In addition, any distribution we declare in October, November, or December of any year and payable to a shareholder of record on a specified date in any such month shall be treated as both paid by us and received by the shareholder on December 31 of such year, provided that the distribution is actually paid by us during January of the following calendar year.

        Shareholders may not include in their individual income tax returns any of our NOLs or capital losses. Instead, we will carry over such losses for potential offset against our future income. Taxable distributions from us and gain from the disposition of the shares will not be treated as passive activity income and, therefore, shareholders generally will not be able to apply any "passive activity losses", such as losses from limited partnerships that engage in passive activities in which a shareholder is a limited partner, against such income. In addition, taxable distributions from us generally will be treated as investment income for purposes of the investment interest limitations. Capital gains from the disposition of shares, or distributions treated as such, however, will be treated as investment income only if the shareholder so elects, in which case such capital gains will be taxed at ordinary income rates. To the extent that distributed excess inclusion income from a REMIC is allocable to a particular shareholder, such income would not be allowed to be offset by any NOLs otherwise available to the shareholder.

CAPITAL GAIN DISTRIBUTIONS

        Distributions that are designated as capital gain dividends generally will be taxed as long-term capital gains to the extent they do not exceed our actual net capital gain for the taxable year without regard to the period for which the shareholder has held his shares. However, corporate shareholders may be required to treat up to 20% of capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2008) in the case of shareholders who are individuals, and 35% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are individuals, to the extent of previously claimed depreciation deductions.

RETENTION OF NET CAPITAL GAINS

        We may elect to retain and pay income tax on our net long-term capital gains. In that case, our shareholders would include in income their proportionate share of our undistributed long-term capital gains. In addition, the shareholders would be deemed to have paid their proportionate share of the tax paid by us, which would be credited or refunded to the shareholders. Each shareholder's basis in his shares would be increased by the amount of the undistributed long-term capital gain included in the shareholder's income, less the shareholder's share of the tax paid by us.

TAXATION OF SHAREHOLDERS ON THE DISPOSITION OF THE SHARES

        In general, any gain or loss realized upon a taxable disposition of the shares by a shareholder who is not a dealer in securities will be treated as capital gain or loss if the shares have been held as a capital asset. Such gain or loss will generally constitute long-term capital gain or loss if the shares have been held by an individual for more than twelve months. However, any loss upon a sale or exchange of shares by a shareholder who has held such shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions from us required to be treated by such shareholder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of the shares may be disallowed if other shares are purchased within 30 days before or after the disposition.

CAPITAL GAINS AND LOSSES

        The highest marginal individual U.S. federal income tax rate currently is 35% (through 2010). The maximum tax rate on net capital gains applicable to noncorporate taxpayers is generally 15% (through 2008) for sales and exchanges of assets held for more than one year. Otherwise, such a gain will generally be taxed at the holder's regular marginal tax rate. The maximum tax rate on long-term capital gain from the sale or exchange of depreciable real property is 25% to the extent that such gain would have been treated as ordinary income if the property were "section 1245 property." With respect to distributions designated by us as capital gain dividends and any retained capital gains that we are deemed to distribute, we may designate, subject to limits, whether such a distribution is taxable to its noncorporate shareholders at a 15% or 25% tax rate. Thus, the tax rate differential between capital gain and ordinary income for noncorporate taxpayers may be significant. In addition, the characterization of income as capital or ordinary may affect the deductibility of capital losses. Capital losses not offset by capital gains may be deducted against a noncorporate taxpayer's ordinary income only up to a maximum annual amount of $3,000. Unused capital losses may be carried forward. All net capital gain of a corporate taxpayer is subject to tax at ordinary corporate rates. Although a corporate taxpayer generally can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years, certain corporations (including REITs) are not permitted to carry back capital losses.

TAXABLE REIT SUBSIDIARIES

        A TRS, which is corporation, other than a REIT, in which a REIT directly or indirectly owns stock and that has made a joint election with the REIT, may perform services that might otherwise be taxable if provided directly by a REIT. A TRS is subject to taxation and the amount of debt and rental payments between the REIT and the TRS is limited.

        CRIIMI MAE formed CMSLP Management Company, Inc. and CMSLP Holding Company, Inc., each of which has elected to be a TRS and to provide services to our servicing subsidiary, CMSLP.

        The fair market value of all TRS securities cannot exceed 20% of the REIT's fair market value.

TAXABLE MORTGAGE POOLS

        An entity, or a portion of an entity, may be classified as a taxable mortgage pool ("TMP") under the Internal Revenue Code if (1) substantially all of its assets consist of debt obligations or interests in debt obligations, (2) more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates, (3) the entity has issued debt obligations (liabilities) that have two or more maturities, and (4) the payments required to be made by the entity on its debt obligations (liabilities) bear a relationship to the payments to be received by the entity on the debt obligations that it holds as assets. Under Treasury Regulations, if less than 80% of the assets of an entity (or a portion of an entity) consists of debt obligations, these debt obligations are considered not to comprise substantially all of its assets, and therefore the entity would not be treated as a TMP.

        Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for federal income tax purposes. In the case of a REIT, or a portion of a REIT, or a disregarded subsidiary of a REIT (e.g., a qualified REIT subsidiary), that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax status of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the shareholders of the REIT. To the extent provided in Treasury Regulations, the Internal Revenue Code provides that the portion of the REIT's income from the TMP arrangement, which might be non-cash accrued income, could be treated in the same manner as excess inclusion income from a REMIC. If it were to be so treated, the REIT's excess inclusion income would be allocated among its shareholders, each of whom (i) would not be allowed to be offset by any NOLs otherwise available to the shareholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of shareholders that are otherwise generally exempt from federal income tax, and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty, to the extent allocable to most types of foreign shareholders. Moreover, to the extent that any such excess inclusion income were to be allocated to a tax-exempt shareholder of a REIT that is not subject to unrelated business income tax (such as government entities), the REIT would be taxable on this income at the highest applicable corporate tax rate (currently 35%). Since the Treasury Department has not yet exercised its authority to issue regulations to govern the treatment of shareholders in the manner described above, it is unclear whether or how excess inclusion income would be allocated to our shareholders, or how it would be allocated among shares of different classes of stock. Tax-exempt investors, foreign investors and taxpayers with NOLs should carefully consider the tax consequences described above and are urged to consult their tax advisors.

        If a subsidiary partnership, a trust or other pass-through entity not wholly owned by us—either directly or through one or more disregarded entities—were a TMP and did not also qualify as a REIT, the foregoing rules would not apply. Rather, such subsidiary entity that is a TMP would be treated as a corporation for federal income tax purposes, and would potentially be subject to corporate income tax. In addition, this characterization would alter our REIT income and asset test calculations, and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs in which we may have an interest to ensure that they will not adversely affect our status as a REIT.

INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

        We report and will continue to report to our U.S. investors and to the IRS the amount of distributions or interest paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 28% (subject to reduction in future years) with respect to distributions paid unless such holder is a corporation or is otherwise exempt and, when required, demonstrates this fact or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules. An investor who does not provide us with its correct taxpayer identification number may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the taxpayer's income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to shareholders who fail to certify their nonforeign status to us.

TAXATION OF TAX-EXEMPT SHAREHOLDERS

        Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income. While many investments in real estate generate unrelated business taxable income, the IRS has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute unrelated business taxable income, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling, amounts distributed by us to tax-exempt entities generally should not constitute unrelated business taxable income. However, if a tax-exempt entity finances its acquisition of the shares with debt, a portion of its income from us will constitute unrelated business taxable income pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs section 501(c) (7), (9), (17), and (20), respectively, of the Internal Revenue Code are subject to different unrelated business taxable income rules, which generally could require them to characterize a portion of distributions from us as unrelated business taxable income.

        In addition, a pension trust that owns more than 10% of our shares may be required to treat a percentage of the dividends from us as unrelated business taxable income. That percentage is the gross income derived by us from an unrelated trade or business, determined as if we were a pension trust, divided by our gross income for the year in which the dividends are paid. The unrelated business taxable income rule applies to a pension trust holding more than 10% of our stock only if (1) the unrelated business taxable income percentage is at least 5%, (2) we qualify as a REIT by reason of the modification of the 5/50 Rule that allows the beneficiaries of the pension trust to be treated as holding our shares in proportion to their actuarial interests in the pension trust, and (3) we are a "pension-held" REIT, that is, either (A) one pension trust owns more than 25% of the value of our shares or (B) a group of pension trusts each individually owning more than 10% of the value of our shares and collectively owning more than 50% of the value of our shares. As a result of the limitations in the transfer and ownership of our shares contained in our charter, we do not expect to be classified as a "pension-held REIT".

        Finally, to the extent that distributed excess inclusion income from a REMIC is allocable to a particular tax-exempt shareholder, the income would be subject to tax as unrelated business taxable income in the hands of most types of shareholders that are otherwise generally exempt from federal income tax, and will result in the application of taxation of the REIT to the extent that a tax-exempt organization may not be subject to tax on unrelated business taxable income.

TAXATION OF FOREIGN SHAREHOLDERS

        The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign shareholders (collectively referred to as foreign shareholders) are complex and no attempt will be made herein to provide more than a summary of such rules. PROSPECTIVE FOREIGN INVESTORS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, AND LOCAL INCOME TAX LAWS WITH REGARD TO SUCH INVESTMENT, INCLUDING ANY REPORTING REQUIREMENTS.

  GENERAL RULES APPLICABLE TO FOREIGN SHAREHOLDERS

        Distributions to foreign shareholders that are not attributable to gain from our sales or exchanges of U.S. real property interests and that we do not designate as capital gains dividends or retained capital gains will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the shares is treated as effectively connected with the foreign shareholder's conduct of a U.S. trade or business, the foreign shareholder generally will be subject to federal income tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such distributions, and also may be subject to the 30% branch profits tax in the case of a foreign shareholder that is a non-U.S. corporation. We expect to withhold U.S. income tax at the rate of 30% on the gross amount of any such distributions made to a foreign shareholder unless a lower treaty rate applies and any required form (such as W-8BEN) evidencing eligibility for that reduced rate is filed with us or the foreign shareholder files with us the required form (such as W-8ECI) claiming that the distribution is effectively connected income.

        Distributions in excess of our current and accumulated earnings and profits will not be taxable to a shareholder to the extent that such distributions do not exceed the adjusted basis of the shareholder's shares, but rather will reduce the adjusted basis of such shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a foreign shareholder's shares, such distributions will give rise to tax liability if the foreign shareholder would otherwise be subject to tax on any gain from the sale or disposition of his shares, as described below. Because it generally cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the entire amount of any distribution normally will be subject to withholding at the same rate as a dividend. Amounts so withheld, however, are refundable to the extent it is determined subsequently that such distribution was, in fact, in excess of our current and accumulated earnings and profits.

        To the extent that distributed excess inclusion income from a REMIC is allocable to a particular shareholder, the income would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction of any otherwise applicable income tax treaty, to the extent allocable to most types of foreign shareholders.

        We are required to withhold 10% of any distribution in excess of our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, any portion of a distribution not subject to withholding at a rate of 30% will be subject to withholding at a rate of 10%.

  TAXATION OF FOREIGN SHAREHOLDERS ON CAPITAL GAIN DISTRIBUTIONS AND DISPOSITIONS OF SHARES

        For any year in which we qualify as a REIT, distributions that are attributable to gain from sales or exchanges by us of U.S. real property interests will be taxed to a foreign shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA. Under FIRPTA, distributions attributable to gain from sales of U.S. real property interests are taxed to a foreign shareholder as if such gain were effectively connected with a U.S. business. Foreign shareholders thus would be taxed at the normal capital gain rates applicable to U.S. shareholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Distributions subject to FIRPTA also may be subject to the 30% branch profits tax in the hands of a non-U.S. corporate shareholder not entitled to treaty relief or exemption. We are required to withhold 35% of any distribution that may be designated by us as a capital gains dividend to the extent attributable to gain on the disposition of a U.S. real property interest. However, gain on loans (which do not share in income or appreciation on the underlying property) is not subject to this withholding provision. The amount withheld is creditable against the Non-U.S. Shareholder's FIRPTA tax liability.

        Gain recognized by a foreign shareholder upon a sale of his shares generally will not be taxed under FIRPTA if we are a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by non-U.S. persons. However, since our shares are publicly traded, no assurance can be given that we are or will continue to be a "domestically controlled REIT." In addition, a foreign shareholder that owned, actually or constructively, 5% or less of the common shares or preferred shares at all times during a specified testing period will not be subject to tax under FIRPTA if the common shares or preferred shares, as applicable, are "regularly traded" on an established securities market. Furthermore, gain not subject to FIRPTA will be taxable to a foreign shareholder if

(1) investment in the shares is effectively connected with the foreign shareholder's U.S. trade or business, in which case the foreign shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain, or (2) the foreign shareholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and other conditions apply, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of the shares were to be subject to taxation under FIRPTA, the foreign shareholder would be subject to the same treatment as U.S. shareholders with respect to such gain, subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of non-U.S. corporations.

        Gain not subject to FIRPTA will be taxable to a foreign shareholder if (i) the foreign shareholder's investment in the stock is effectively connected with a U.S. trade or business, in which case the foreign shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain, or (ii) the foreign shareholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of the stock were to be subject to taxation under FIRPTA, the foreign shareholder would be subject to the same treatment as U.S. shareholders with respect to such gain (subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of foreign corporations). A similar rule will apply to capital gain dividends to which FIRPTA does not apply.

WITHHOLDING TAX AND INFORMATION REPORTING ON DISPOSAL OF REIT STOCK

        The payment of proceeds from the disposition of common stock to or through a U.S. office of a broker will be subject to information reporting and backup withholding, unless the beneficial owner furnishes to the broker the appropriate documentation upon which the beneficial owner certifies, under penalties of perjury, among other things, its status as a foreign shareholder or otherwise establishes an exemption and provided the broker does not have actual knowledge or reason to know that the beneficial owner is a U.S. shareholder.

        The payment of proceeds from the disposition of common stock to or through a non-U.S. office of a broker generally will not be subject to backup withholding and information reporting, except as noted below.

        In the case of proceeds from a disposition of common stock paid to or through a non-U.S. office of a broker that is:

  •
  a U.S. person;

  •
  a "controlled foreign corporation" for U.S. federal income tax purposes; or

  •
  a foreign person 50% or more of whose gross income from a specified period is effectively connected with a U.S. trade business;

information reporting, but not backup withholding, will apply unless the broker has documentary evidence in its files that the owner is a foreign shareholder and other conditions are satisfied, or the beneficial owner otherwise establishes an exemption, and the broker has no actual knowledge to the contrary.

        The sale of common stock outside of the U.S. through a non-U.S. broker will also be subject to information reporting if the broker is a foreign partnership and at any time during its tax year:

  •
  one or more of its partners are United States persons, as defined for U.S. federal income tax purposes, who in the aggregate hold more than 50% of the income or capital in the partnership; or

  •
  the foreign partnership is engaged in a U.S. trade or business.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a foreign shareholder can be refunded or credited against the foreign shareholder's U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner.

        EACH PROSPECTIVE SHAREHOLDER SHOULD CONSULT THAT HOLDER'S OWN TAX ADVISER WITH RESPECT TO THE INFORMATION AND BACKUP WITHHOLDING REQUIREMENTS.

POSSIBLE LEGISLATION OR OTHER ACTION AFFECTING TAX CONSEQUENCES

        The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. We cannot predict whether, when, in what forms, or with what effective dates, the tax laws applicable to us or an investment in us might be changed.

STATE, LOCAL AND FOREIGN TAXATION

        We may be required to pay state, local and foreign taxes in various state, local and foreign jurisdictions, including those in which we transact business or make investments, and our shareholders may be required to pay state, local and foreign taxes in various state, local and foreign jurisdictions, including those in which they reside. Our state, local and foreign tax treatment may not conform to the U.S. federal income tax consequences summarized above. In addition, your state, local and foreign tax treatment may not conform to the U.S. federal income tax consequences summarized above. Consequently, you should consult your tax advisor regarding the effect of state, local and foreign tax laws on an investment in our shares.

ERISA CONSIDERATIONS

        A plan fiduciary considering an investment in the securities should consider, among other things, whether such an investment might constitute or give rise to a prohibited transaction under ERISA, the Internal Revenue Code or any substantially similar federal, state or local law. ERISA and the Internal Revenue Code impose restrictions on:

  •
  employee benefit plans as defined in Section 3(3) of ERISA,

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  plans described in Section 4975(e)(1) of the Internal Revenue Code, including retirement accounts and Keogh Plans,

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  entities whose underlying assets include plan assets by reason of a plan's investment in such entities, and

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  persons who have certain specified relationships to a plan described as "parties in interest" under ERISA and "disqualified persons" under the tax code.

REGULATION UNDER ERISA AND THE TAX CODE

        ERISA imposes certain duties on persons who are fiduciaries of a plan. Under ERISA, any person who exercises any authority or control over the management or disposition of a plan's assets is considered to be a fiduciary of that plan. Both ERISA and the tax code prohibit certain transactions involving "plan assets" between a plan and parties in interest or disqualified persons. Violations of these rules may result in the imposition of an excise tax or penalty.

        The term "plan assets" is not defined by ERISA or the tax code. However, a plan's assets may be deemed to include an interest in the underlying assets of an entity if the plan acquires an "equity interest" in such an entity (the "look through rule"). In the event that the look through rule is applicable, the operations of such an entity could result in a prohibited transaction under ERISA and the tax code.

REGULATION ISSUED BY THE DEPARTMENT OF LABOR

        The Department of Labor issued a regulation that provides exceptions to the look through rule (the "Plan Assets Regulation"). Under this regulation, if a plan acquires a "publicly-offered security," the issuer of the security is not deemed to hold plan assets. A publicly-offered security is a security that:

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  is freely transferable,

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  is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another, and

  •
  is either:

  (i)
  part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or

  (ii)
  sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is part is registered under the Exchange Act within the requisite time.

THE SHARES OF OUR COMMON STOCK AND SERIES B PREFERRED STOCK AS "PUBLICLY-OFFERED SECURITIES"

        Our common stock and Series B Preferred Stock currently meet the above criteria and it is anticipated that the shares of our common stock and Series B Preferred Stock being offered hereby will continue to meet the criteria of publicly-offered securities.

        Applicability of other exceptions to the Plan Asset Regulation with respect to other securities offered hereby will be discussed in the respective prospectus supplement.

GENERAL INVESTMENT CONSIDERATIONS

        Prospective fiduciaries of a plan (including, without limitation, an entity whose assets include plan assets, including, as applicable, an insurance company general account) considering the purchase of securities should consult with their legal advisors concerning the impact of ERISA and the tax code and the potential consequences of making an investment in these securities with respect to their specific circumstances. Each plan fiduciary should take into account, among other considerations:

  •
  whether the plan's investment could give rise to a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Internal Revenue Code,

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  whether the fiduciary has the authority to make the investment,

  •
  the composition of the plan's portfolio with respect to diversification by type of asset,

  •
  the plan's funding objectives,

  •
  the tax effects of the investment,

  •
  whether our assets would be considered plan assets, and

  •
  whether, under the general fiduciary standards of investment prudence and diversification an investment in these shares is appropriate for the plan taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

        Certain employee benefit plans, such as governmental plans and certain church plans are not subject to the provisions of Title I of ERISA and Section 4975 of the Internal Revenue Code. Accordingly, assets of such plans may be invested in the securities without regard to the ERISA considerations described here, subject to the provisions of any other applicable federal and state law.

PLAN OF DISTRIBUTION

        We may sell the common stock and preferred stock and any series of debt securities and warrants being offered hereby in one or more of the following ways from time to time:

  •
  to underwriters or dealers for resale to the public or to institutional investors;

  •
  directly to institutional investors;

  •
  directly to a limited number of purchasers or to a single purchaser;

  •
  through agents to the public or to institutional investors; or

  •
  through a combination of any of these methods of sale.

        The prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

  •
  the offering terms, including the name or names of any underwriters, dealers or agents;

  •
  the purchase price of the securities and the net proceeds to be received by us from the sale;

  •
  any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation;

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  any initial public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchange on which the securities may be listed.

        If we use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

  •
  negotiated transactions;

  •
  at a fixed public offering price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to prevailing market prices; or

  •
  at negotiated prices.

        Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        If underwriters are used in the sale of any securities, the securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

        If indicated in an applicable prospectus supplement, we may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitation of these delayed delivery contracts.

        Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

        Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

        Each series of securities will be a new issue of securities and will have no established trading market other than our common stock and Series B Preferred Stock each of which is listed on the New York Stock Exchange. Any common stock or Series B Preferred Stock sold will be listed on the New York Stock Exchange, upon official notice of issuance. The securities, other than the common stock and Series B Preferred Stock, may or may not be listed on a national securities exchange. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, certain legal matters will be passed upon for us by Akin Gump Strauss Hauer & Feld LLP, Robert S. Strauss Building, 1333 New Hampshire Avenue, N.W., Washington, D.C. 20036 and Venable, Baetjer and Howard, LLP, 1800 Mercantile Bank & Trust Building, 2 Hopkins Plaza, Baltimore, Maryland 21201. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS

        Immediately prior to the filing of this registration statement on Form S-3 with the SEC, we filed a Form 8-K dated January 23, 2004 with the SEC for the purpose of revising our financial statements contained in our 2002 Form 10-K to appropriately reflect the retroactive application of EITF Topic D-42. Our consolidated financial statements at December 31, 2002 and for the year then ended appearing in our Current Report on Form 8-K dated January 23, 2004 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. Our consolidated financial statements at December 31, 2001 and for each of the two years in the period ended December 31, 2001 appearing in our Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by Arthur Andersen LLP. As discussed further below, Arthur Andersen LLP has not reissued its audit report incorporated by reference herein and has not consented to the inclusion of its audit report herein.

        On May 14, 2002, we appointed Ernst & Young LLP as our independent auditors to audit our financial statements for fiscal year 2002, replacing Arthur Andersen LLP.

        Section 11(a) of the Securities Act of 1933, as amended, provides that if any part of a registration statement at the time it becomes effective contains an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to the registration statement (unless it is proved that at the time of the acquisition the person knew of the untruth or omission) may sue, among others, every accountant who has consented to be named as having prepared or certified any part of the registration statement or as having prepared or certified any report or valuation which is used in connection with the registration statement with respect to the statement in the registration statement, report or valuation which purports to have been prepared or certified by the accountant.

        In May 2002, the Arthur Andersen partners who reviewed our audited consolidated financial statements for the year ended December 31, 2001 and for each of the two years in the period ended December 31, 2001 resigned from Arthur Andersen. On August 31, 2002, Arthur Andersen LLP ceased practicing before the SEC. As a result, after reasonable efforts, we have been unable to obtain Arthur Andersen's written consent to the incorporation by reference into this registration statement of its audit reports with respect to our financial statements.

        Under these circumstances, Rule 437a under the Securities Act permits us to file this registration statement without a written consent from Arthur Andersen LLP. Accordingly, Arthur Andersen LLP will not be liable to you under Section 11(a) of the Securities Act because it has not consented to being named as an expert in the registration statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The expenses relating to the registration of the securities will be borne by the Registrant. The following expenses, with the exception of the Securities and Exchange Commission Registration Fee, are estimates.

Securities and Exchange Commission Registration Fee	$16,180
Trustee Fees and Expenses	$100,000	*
Printing and Engraving Fees and Expenses	$120,000	*
Accounting Fees and Expenses	$305,000	*
NASD Fees	$20,500	*
Legal Fees	$400,000	*
Miscellaneous (including listing fees, if applicable)	$70,000	*

Total	$1,031,680	*

*
Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. CRIIMI MAE's Charter and Bylaws contain such a provision which eliminates directors' and officers' liability to the maximum extent permitted by Maryland law.

        The Charter and Bylaws obligate CRIIMI MAE, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director of CRIIMI MAE and at the request of CRIIMI MAE, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, joint venturer, agent or trustee, from and against any and all liabilities and expenses incurred in connection with such persons services in such capacities and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. The Charter and the Bylaws also permit CRIIMI MAE to indemnify any employee or agent of CRIIMI MAE.

        Maryland law requires a corporation (unless its charter provides otherwise, which CRIIMI MAE's charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 16. LIST OF EXHIBITS.

        The Exhibits to this registration statement are listed in the Index to Exhibits beginning on page II-5 and are incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

        (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth in Item 15, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on January 27, 2004.

CRIIMI MAE INC.
By:	/s/ BARRY S. BLATTMAN
Name:	Barry S. Blattman
Title:	Chief Executive Officer and Chairman of the Board

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below authorizes Barry S. Blattman and Cynthia O. Azzara, or either of them, as his attorney in fact and agent, with full power of substitution and resubstitution, to execute, in his name and on his behalf, in any and all capacities, this Registration Statement on Form S-3 and any amendments thereto (and any additional registration statement related thereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments including post-effective amendments thereto)) necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could if personally present and acting, hereby ratifying and approving all acts of such attorney or substitute.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE

/s/ BARRY S. BLATTMAN Barry S. Blattman	Chief Executive Officer and Chairman of the Board	January 27, 2004
/s/ CYNTHIA O. AZZARA Cynthia O. Azzara	Chief Financial Officer (Principal Financial and Accounting Officer)	January 27, 2004
/s/ JEFFREY M. BLIDNER Jeffrey M. Blidner	Director	January 14, 2004
/s/ WILLIAM B. DOCKSER William B. Dockser	Director	January 14, 2004

/s/ JOSHUA B. GILLON Joshua B. Gillon	Director	January 14, 2004
/s/ ARTHUR N. HAUT Arthur N. Haut	Director	January 14, 2004
/s/ ROBERT J. MERRICK Robert J. Merrick	Director	January 14, 2004
/s/ ROBERT E. WOODS Robert E. Woods	Director	January 14, 2004

EXHIBIT INDEX

EXHIBIT NO.	EXHIBIT
1.1	Form of Underwriting Agreement for common stock, preferred stock, warrants and debt securities to be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.
3.1
Articles of Amendment and Restatement of CRIIMI MAE Inc., including Exhibit A, Exhibit B, Exhibit C and Exhibit D thereto pertaining to the preferences, conversion and other rights, voting powers, restrictions and limitations as to dividends, qualifications and terms and conditions of redemption of the Series B Cumulative Convertible Preferred Stock, Series E Cumulative Convertible Preferred Stock, the Series F Redeemable Cumulative Dividend Preferred Stock and the Series G Redeemable Cumulative Dividend Preferred Stock, respectively, filed with the Maryland State Department of Assessments and Taxation on April 17, 2001 (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K filed with the SEC on June 1, 2001).
3.2
Registrant's Articles of Amendment, filed with the Maryland State Department of Assessments and Taxation on May 15, 2002 (incorporated by reference to Exhibit 3 to the Registrant's Current Report on Form 8-K filed with the SEC on May 16, 2002).
3.3
Registrant's Articles Supplementary for its Series H Junior Preferred Stock, filed with the Maryland State Department of Assessments and Taxation on January 30, 2002 (incorporated by reference to Exhibit 3.2 to the Company's Form S-8 filed with the SEC on June 13, 2002).
3.4
Registrant's Articles of Amendment, filed with the Maryland State Department of Assessments and Taxation on October 12, 2001 (incorporated by reference to Exhibit 3.1 to the Company's Form S-8 filed with the SEC on June 13, 2002).
3.5	Second Amended and Restated Bylaws of CRIIMI MAE Inc. (incorporated by reference to Exhibit 3.2 to Current Report on Form 8-K filed with the SEC on June 1, 2001).
3.6
Registrant's Articles Supplementary reclassifying and designating 203,000 authorized but unissued shares of Series E Cumulative Convertible Preferred Stock as authorized but unissued preferred stock, filed with the Maryland State Department of Assessments and Taxation on January 9, 2004.
3.7	Amendment to Second Amended and Restated Bylaws, effective January 14, 2004.
4.1	Form of Certificate for common stock.
4.2	Form of Certificate for Series B Preferred Stock.
4.3	Form of Senior Indenture.
4.4	Form of Subordinated Indenture.
4.5	Form of any Senior Note with respect to each particular series of Senior Notes issued hereunder (included in Exhibit 4.3).
4.6	Form of any Subordinated Note with respect to each particular series of Subordinated Notes issued hereunder (included in Exhibit 4.4).
4.7
Form of any certificate of designation, preferences and rights with respect to any new series of preferred stock issued hereunder to be filed as an exhibit to a Current Report of the Company on Form 8-K and incorporated by reference herein.

4.8	Form of any preferred stock certificate for a new series of preferred stock to be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.
4.9	Form of Warrant Agreement.
4.10	Form of any Warrant with respect to each series of Warrants issued hereunder (included in Exhibit 4.9).
4.11
Rights Agreement, dated as of January 23, 2002 between CRIIMI MAE Inc. and Registrar and Transfer Company, as Rights Agent (the "Rights Agreement"). The Rights Agreement includes, as Exhibit A, the form of Articles Supplementary to the Articles of Incorporation of the Company setting forth the terms of the Series H Preferred Stock, as Exhibit B, the form of Rights Certificate and, as Exhibit C, the form of Summary of Rights to Purchase Preferred Shares (incorporated by reference to Exhibit 4 to Current Report on Form 8-K filed on January 25, 2002).
4.12
Amended and Restated First Amendment to Rights Agreement, dated as of June 10, 2002 between CRIIMI MAE Inc. and Registrar and Transfer Company, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Company's Form 8-A/A filed with the SEC on June 13, 2002).
4.13
Second Amendment to Rights Agreement, dated as of November 14, 2002 between CRIIMI MAE Inc. and Registrar and Transfer Company, as Rights Agent (incorporated by reference to Exhibit 4.2 to Form 8-A/A filed on November 15, 2002).
4.14
Third Amendment to Rights Agreement, dated as of January 3, 2003 between CRIIMI MAE Inc. and Registrar and Transfer Company, as Rights Agent (incorporated by reference to the Company's Form 8-A/A filed with the SEC on January 3, 2003).
5.1	Opinion of Venable, Baetjer and Howard, LLP as to legality.
5.2	Opinion of Akin Gump Strauss Hauer & Feld LLP as to legality.
8.1	Opinion of Akin Gump Strauss Hauer & Feld LLP as to certain tax matters.
10	Registrant's 2001 Stock Incentive Plan (incorporated by reference to Annex B to Definitive Proxy Statement filed with the SEC on August 16, 2001).
12.1	Statement of Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.
21.1	Subsidiaries of the Registrant (incorporated by reference to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2002.
23.1	Consent of Ernst & Young LLP, independent auditors.
23.2	Consent of Ernst & Young LLP, independent auditors.
23.3	Consent of Venable, Baetjer and Howard, LLP LLP (included in Exhibit 5.1).
23.4	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.2).
23.5	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 8.1).
25.1
Statement of Eligibility on Form T-1 of the Trustee under the Trust Indenture Act of 1939, as amended, of, as Trustee under the Senior Indenture will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
25.2
Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of, as Trustee under the Subordinated Indenture will be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.